UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
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Stewart Information Services Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED MARCH 11, 2016

STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard, Suite 800
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 27, 2016

Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its 2016 Annual Meeting on April 27, 2016, at 8:30 a.m., CDT, in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas 77056, for the following purposes:

(1)	To elect Stewart Information Services Corporation’s directors;
(2)	To approve an advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers;
(3)	To ratify the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2016;
(4)	To approve the exchange of Class B Stock for Common Stock and cash;
(5)	To approve an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to eliminate the authorized Class B Stock and the provisions related thereto;
(6)	To approve an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Board size be set at nine directors;
(7)	To approve an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to permit a special meeting of stockholders to be called by 25% or more of the stockholders and to eliminate the ability of stockholders to act by written consent;
(8)	To approve an amendment to Stewart Information Services Corporation’s Amended and Restated By-Laws to eliminate the requirement that six of the nine directors approve Board action; and
(9)	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	FOR the five nominees for director to be elected by the Common Stockholders,
•	FOR the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers,
•	FOR the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2016,
•	FOR the exchange of Class B Stock for Common Stock and cash,
•	FOR the approval of an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to eliminate the authorized Class B Stock and the provisions related thereto,
•	FOR the approval of an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to eliminate the requirement that the Board size be set at nine directors,
•	FOR the approval of an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to permit a special meeting of stockholders to be called by 25% or more of the stockholders and to eliminate the ability of stockholders to act by written consent, and

•	FOR the approval of an amendment to Stewart Information Services Corporation’s Amended and Restated By-Laws to eliminate the requirement that six of the nine directors approve Board action.

The holders of record of Stewart’s Common Stock and Class B Stock at the close of business on March 4, 2016 will be entitled to vote at the 2016 Annual Meeting.

By Order of the Board of Directors,

J. Allen Berryman
Secretary

[•], 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS’ MEETING TO BE HELD APRIL 27, 2016

Our proxy statement for the 2016 Annual Meeting and our Annual Report on Form 10-K
for the fiscal year ended December 31, 2015 are available at www.stewart.com/2016-annual-meeting

IMPORTANT

You are cordially invited to attend the 2016 Annual Meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the 2016 Annual Meeting you can vote either in person or by your proxy.

General Information
Security Ownership of Certain Beneficial Owners and Management	5
Proposal No. 1 — Election of Directors	8
Corporate Governance	13
Executive Officers	18
Compensation Discussion and Analysis	20
Executive Compensation	35
Compensation Committee Report	44
Proposal No. 2 — Advisory Vote Regarding the Compensation of Stewart Information Services Corporation’s Named Executive Officers	45
Proposal No. 3 — Ratification of the Appointment of KPMG LLP as Stewart Information Services Corporation’s Independent Auditors for 2016	46
Report of the Audit Committee of the Board of Directors	47
Proposal No. 4 — Exchange of Class B Stock for Common Stock and cash	48
Proposal No. 5 — Approval of an Amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to Eliminate the Authorized Class B Stock and the Provisions Related Thereto	57
Proposal No. 6 — Approval of an Amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to Eliminate the Requirement that the Board Size be Set at Nine (9) Directors	59
Proposal No. 7 — Approval of an Amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to Permit a Special Meeting of Stockholders to be Called by 25% or More of the Stockholders and to Eliminate the Ability of Stockholders to Act by Written Consent	61
Proposal No. 8 — Approval of an Amendment to Stewart Information Services Corporation’s Amended and Restated By-Laws to Eliminate the Requirement that Six (6) of the Nine (9) Directors Approve Board Action	63
Certain Transactions	65
Stockholder Proposals for Next Annual Meeting	66
Householding	66
Other Matters	66
Annex A — Full Text of the Proposed Certificate of Amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to Eliminate the Authorized Class B Stock and the Provisions Related Thereto	A-1
Annex B — Full Text of the Proposed Certificate of Amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to Eliminate the Requirement that the Board Size be Set at Nine (9) Directors	B-1
Annex C — Full Text of the Proposed Certificate of Amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation to Permit a Special Meeting of Stockholders to be Called by 25% or More of the Stockholders and to Eliminate the Ability of Stockholders to Act by Written Consent	C-1
Annex D — Full Text of the Proposed Amendment to Stewart Information Services Corporation’s Amended and Restated By-Laws to Eliminate the Requirement that Six (6) of the Nine (9) Directors Approve Board Action	D-1

i

PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED MARCH 11, 2016

STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(713) 625-8100

PROXY STATEMENT FOR THE ANNUAL
MEETING OF STOCKHOLDERS
To Be Held April 27, 2016

Except as otherwise specifically noted, the “Company,” “SISCO,” “Stewart,” “we,” “our,” “us,” and similar words in this proxy statement refer to Stewart Information Services Corporation.

Stewart Information Services Corporation is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the “Board” or the “Board of Directors”) of proxies for the annual meeting of stockholders we are holding Wednesday, April 27, 2016, at 8:30 a.m., CDT, in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, 77056 (the “2016 Annual Meeting”), or for any adjournment(s) of that meeting. For directions to the 2016 Annual Meeting, please contact Nat Otis in Investor Relations at (713) 625-8360.

Proxies in the form enclosed, properly executed by stockholders and received in time for the 2016 Annual Meeting, will be voted as specified therein. Unless you specify otherwise, the shares represented by your proxy will be voted (i) for the Board of Directors’ nominees listed therein, (ii) for the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers, (iii) for the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2016, (iv) for the approval of the exchange of Class B common stock (“Class B Stock”) for common stock (“Common Stock”) and cash, (v) for the approval of an amendment to Stewart Information Services Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the authorized Class B Stock and the provisions related thereto, (vi) for the approval of an amendment to Stewart Information Services Corporation’s Certificate of Incorporation to eliminate the requirement that the Board size be set at nine directors, (vii) for the approval of an amendment to Stewart Information Services Corporation’s Certificate of Incorporation to permit a special meeting of stockholders to be called by 25% or more of the stockholders and to eliminate the ability of stockholders to act by written consent, and (viii) for the approval of an amendment to Stewart Information Services Corporation’s Amended and Restated By-Laws (the “By-Laws”) to eliminate the requirement that six of the nine directors approve Board action. If after sending in your proxy you wish to vote in person or change your proxy instructions, you may, before your proxy is voted, deliver (i) a written notice revoking your proxy or (ii) a timely, later-dated proxy. Such notice or later-dated proxy shall be delivered either (i) in care of our Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, or (ii) in person at the 2016 Annual Meeting. Please note that stockholders who hold their shares in our 401(k) plan must provide their voting instructions no later than 11:59 a.m., EDT, two days prior to the 2016 Annual Meeting. We are mailing this proxy statement on or about [•], 2016, to stockholders of record at the close of business on March 4, 2016.

At the close of business on March 4, 2016, 22,677,956 shares of our Common Stock and 1,050,012 shares of our Class B Stock were outstanding and entitled to vote, and only the holders of record on such date may vote at the 2016 Annual Meeting. A quorum will exist if a majority of the holders of Common Stock and the majority of the holders of Class B Stock, issued and outstanding of each such class, and entitled to vote, are present in person or represented by proxy. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting. As our Certificate of Incorporation currently stands, as long as 600,000 or more shares of Class B Stock are outstanding, the Common Stock and Class B Stock will be voted as separate classes at each election of directors. Holders of our Class B Stock, whom we refer to as our Class B Stockholders, may convert their shares of Class B Stock into shares of our Common Stock on a one-for-one basis at any time.

The holders of our Common Stock, whom we refer to as our Common Stockholders, voting as a class, are required to elect five of our nine directors under our current Certificate of Incorporation. Each Common Stockholder will be entitled to cast one vote per share for or against each of those five director nominees.

Unless there are director nominees other than those nominated by the Board of Directors, a director nominee will be elected as a director if the votes cast for his or her election exceed votes cast against his or her election. In this case, any director nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation following the failure to receive the required vote. Pursuant to the Company’s By-Laws, if the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement, a plurality voting standard will apply and a director nominee receiving a plurality of votes cast will be elected as a director. For the purpose of electing directors, broker non-votes and abstentions are not treated as a vote cast affirmatively or negatively, and therefore will not affect the outcome of the election of directors. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

Our Class B Stockholders, voting as a class, are required by the current Certificate of Incorporation to elect the remaining four of our nine directors. Each Class B Stockholder has the right to vote, in person or by proxy, the number of shares it owns for those four directors for whose election it has a right to vote.

Our Common Stockholders and Class B Stockholders will vote together as a single class with respect to the approval of the advisory resolution regarding the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of the majority of the shares voted at the 2016 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Our Common Stockholders and Class B Stockholders will vote together as a single class with respect to the ratification of the appointment of KPMG LLP as our independent auditors for 2016. The ratification of this proposal requires the affirmative vote of the majority of the shares voted at the 2016 Annual Meeting. Under New York Stock Exchange (“NYSE”) rules, the approval of our independent auditors is considered a routine matter, which means that brokerage firms may vote in their discretion on this proposal if the beneficial owners do not provide the brokerage firms with voting instructions. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Our Common Stockholders and Class B Stockholders will vote together as a single class with respect to the approval of the exchange of Class B Stock for Common Stock and cash, pursuant to which the dual class capital structure of the Company would be eliminated (the “Exchange Proposal”). Approval of this Exchange Proposal requires the affirmative vote of the majority of the shares voted at the 2016 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this Exchange Proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this Exchange Proposal.

Our Common Stockholders and Class B Stockholders will vote as separate classes with respect to the approval of an amendment to the Certificate of Incorporation to eliminate the authorized Class B Stock and the provisions related thereto. Approval of this proposed amendment requires the affirmative vote of at least a majority of the outstanding shares of each class. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal. The adoption of this proposal is conditioned on: (i) the stockholders’ approval of the Exchange Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

Our Common Stockholders and Class B Stockholders will vote together as a single class with respect to the approval of an amendment to the Certificate of Incorporation to eliminate the requirement that the Board size be set at nine directors. Approval of this proposed amendment requires the affirmative vote of at least a majority of the outstanding shares. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal. The adoption of this proposal is conditioned on: (i) the stockholders’ approval of the Exchange Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

Our Common Stockholders and Class B Stockholders will vote together as a single class with respect to the approval of an amendment to the Certificate of Incorporation to permit a special meeting of stockholders to be called by 25% or more of the stockholders and to eliminate the ability of stockholders to act by written consent. Approval of this proposed amendment requires the affirmative vote of at least a majority of the outstanding shares. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal. The adoption of this proposal is conditioned on: (i) the stockholders’ approval of the Exchange Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

Our Common Stockholders and Class B Stockholders will vote as separate classes with respect to the approval of an amendment to the By-Laws to eliminate the requirement that six of the nine directors approve Board action. Approval of this proposed amendment requires the affirmative vote of at least a majority of the outstanding shares of each class. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal. The adoption of this proposal is conditioned on: (i) the stockholders’ approval of the Exchange Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

Whether or not you plan to attend the 2016 Annual Meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or Internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote in person at the 2016 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a “legal” proxy issued in your name from that record holder.

Revocation of Proxies

You may revoke your proxy at any time prior to its exercise at the 2016 Annual Meeting and change your vote by signing and dating a new proxy card with a later date and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed proxy card. You may also deliver a written notice revoking your proxy (i) in care of our Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 or (ii) in person at the 2016 Annual Meeting.

Cost of Solicitation

We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, or by a few of our regular employees and officers without additional compensation and by certain officers or employees of Innisfree M&A Incorporated (“Innisfree”). We have hired Innisfree, 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of $7,500 plus out-of-pocket expenses.

Questions

If you have any questions or need assistance in voting your shares, please call Innisfree, the firm assisting us in the solicitation, at 888-750-5834.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 4, 2016 with respect to persons we believe to be the beneficial owners of more than 5% of either class of our voting shares:

Name	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Matthew W. Morris 1980 Post Oak Boulevard Houston, Texas 77056	Class B Stock	250,000		23.8
Morris Children Heritage Trust 1980 Post Oak Boulevard Houston, Texas 77056	Class B Stock	246,852	(1)	23.5
Stewart Security Capital, LP 1980 Post Oak Boulevard Houston, Texas 77056	Class B Stock	495,006	(2)	47.1
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	Common Stock	2,092,690	(3)	9.2
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	Common Stock	1,888,947	(4)	8.3
Foundation Asset Management, LP 81 Main Street, Suite 306 White Plains, New York 10601	Common Stock	1,431,796	(5)	6.3
Bulldog Investors, LLC Park 80 West – Plaza Two 250 Pehle Avenue, Suite 708 Saddle Brook, New Jersey 07663	Common Stock	1,135,499	(6)	5.0

(1)	Charles F. Howard is the trustee of the Morris Children Heritage Trust (the “MCH Trust”), established effective December 27, 2012, by Malcolm S. Morris. Both Malcolm S. Morris and Charles F. Howard disclaim beneficial ownership of any securities held by MCH Trust. See additional discussion in the paragraph immediately following the footnotes to this table.
(2)	The 2012 Stewart Morris Jr. Family Trust (the “2012 SMJ Trust”) is the general partner of Stewart Security Capital, LP (“SSCLP”). The 2012 SMJ Trust was established, effective December 27, 2012, by Stewart Morris, Jr. Stewart Morris, Sr. is the sole trustee of the 2012 SMJ Trust. Both Stewart Morris, Sr. and Stewart Morris, Jr. disclaim beneficial ownership of any securities held by SSCLP. See additional discussion in the paragraph immediately following the footnotes to this table.
(3)	BlackRock, Inc. reported sole voting power with respect to 2,039,494 of such shares and sole dispositive power with respect to 2,092,690 shares in its report on Schedule 13G/A filed January 27, 2016.
(4)	Dimensional Fund Advisors LP reported sole voting power with respect to 1,828,820 of such shares and sole dispositive power with respect to 1,888,947 shares in its report on Schedule 13G/A filed February 9, 2016. Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and disclaims beneficial ownership of all securities reported in such Schedule 13G/A.
(5)	Foundation Asset Management, LP reported sole voting and dispositive powers with respect to all of such shares in its report on Schedule 13D/A filed February 23, 2016. Excludes 1,000 shares reported to be owned directly by Sky Wilber.
(6)	Total shares based on Schedule 13F filed by Bulldog Investors, LLC on February 12, 2016. In its latest Schedule 13D, filed February 26, 2015, Bulldog Investors, LLC reported sole voting and dispositive powers with respect to 587,587 of such shares and shared voting and dispositive powers with respect to 566,702 of such shares. Such shares include 587,587 that are beneficially owned by the following entities over which Phillip Goldstein, Andrew Dakos and Steven Samuels exercise control: Opportunity Partners

L.P., Calapasas West Partners LP, Full Value Special Situations Fund, LP, Full Value Offshore Fund, Ltd., Full Value Partners, LP and MCM Opportunity Partners, L.P. All other shares beneficially owned by Bulldog Investors, LLC are also beneficially owned by the clients of Bulldog Investors, LLC.

Our Class B Stockholders are parties to certain agreements requiring, among other things, that the Class B Stockholders maintain a certain balance in their percentage ownership of the shares of Class B Stock. Such agreements also provide for rights of first refusal among the Class B Stockholders with respect to Class B Stock in the event of the death of a Class B Stockholder, the voluntary or involuntary disposition of Class B Stock and upon certain other specified conditions. All Class B Stockholders have agreed that all such Class B Stock shall remain subject to all the terms of the existing agreements. Malcolm S. Morris, MCH Trust, and Matthew W. Morris collectively own 50% of the Class B Stock, and Stewart Morris, Jr. and SSCLP collectively own 50% of the Class B Stock.

The following table sets forth information as of March 4, 2016 with respect to each class of our capital stock beneficially owned by our named executive officers, directors and nominees for director, and by all our executive officers, directors and nominees for director as a group:

Name	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Matthew W. Morris	Common Stock	69,258	(2)		*
	Class B Stock	250,000		23.8
J. Allen Berryman	Common Stock	33,390	(3)		*
Glenn H. Clements	Common Stock	25,544	(4)		*
Steven M. Lessack	Common Stock	7,660	(5)		*
Arnaud Ajdler	Common Stock	243,890	(6)	1.1
Thomas G. Apel	Common Stock	26,806			*
James Chadwick	Common Stock	31,893	(7)		*
Glenn C. Christenson	Common Stock	41,606	(8)		*
Robert L. Clarke	Common Stock	45,466			*
Frank Keating	Common Stock	28,900			*
John L. Killea	Common Stock	11,762	(9)		*
Laurie C. Moore	Common Stock	12,135			*
Malcolm S. Morris	Common Stock	87,010	(10)		*
	Class B Stock	28,154		2.7
Stewart Morris, Jr.	Common Stock	71,980	(11)		*
	Class B Stock	30,000		2.9
All executive officers, directors and nominees for director as a group (13 persons)	Common Stock	737,300		3.3
	Class B Stock	308,154		29.3

*	Less than 1%.
(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.
(2)	Includes 1,600 shares subject to stock options, 17,171 shares of restricted stock and 476 shares owned through the Company’s 401(k) plan.
(3)	Includes 5,801 shares of restricted stock and 11 shares owned through the Company’s 401(k) plan.
(4)	Includes 7,119 shares of restricted stock.
(5)	Includes 4,252 shares of restricted stock.
(6)	Mr. Ajdler is the managing member of Engine Investments, LLC, the general partner of each of Engine Capital, L.P. and Engine Jet Capital, L.P., and a director of P. Engine LTD. These entities respectively own 71,063, 118,737 and 50,484 shares of the Company’s Common Stock. Mr. Ajdler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Mr. Chadwick is a portfolio manager of Ancora Catalyst Fund, LP, which owns 30,000 shares of the Company’s Common Stock. Mr. Chadwick disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(8)	Mr. Christenson indirectly owns the reported shares through the Christenson Family Trust.
(9)	Includes 5,451 shares of restricted stock.
(10)	Includes 2,000 shares of restricted stock and 78,104 shares held indirectly through trust.
(11)	Includes 2,000 shares of restricted stock.

The mailing address of each director and executive officer shown in the table above is in care of Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of our directors and certain officers are required to report to the U.S. Securities and Exchange Commission (the “SEC”), by a specified date, his or her transactions related to our Common Stock or our Class B Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our 2016 Annual Meeting, our stockholders will elect nine directors, constituting the entire Board of Directors. Our Common Stockholders are entitled to elect five directors, and our Class B Stockholders are entitled to elect four directors. The Chairman of the Board is elected by the Board following the annual meeting of stockholders. Our Class B Stockholders currently are entitled to nominate the person to serve as Chairman of the Board.

Common Stockholders’ Nominees

The following persons have been nominated by the Board of Directors for election as directors by our Common Stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the 2016 Annual Meeting, your proxy will be voted for another nominee, or other nominees, selected by our Board of Directors.

Nominee, Age and Position with Stewart	Director Since
Arnaud Ajdler, 41, Director	2014
Glenn C. Christenson, 66, Director	2014
Robert L. Clarke, 73, Director	2004
Laurie C. Moore, aka Laurie Moore-Moore, 70, Director	2004
James Chadwick, 42, Director	2015

Each of Messrs. Ajdler, Chadwick, Christenson and Clarke and Ms. Moore was elected as director by our Common Stockholders at our 2015 annual meeting of stockholders.

Mr. Arnaud Ajdler has served as the managing partner of Engine Capital L.P., a value-oriented investment firm focused on companies going through changes, since February 2013. He has also served as a board member of Startek, Inc. since May 2015. He was previously a partner at Crescendo Partners, a value-oriented activist investment firm, from 2005 to 2013. Mr. Ajdler is also an adjunct professor of Value Investing at the Columbia Business School. He also serves as the Chairman of the board of directors of Destination Maternity, Inc.

Mr. Ajdler served as a director of Charming Shoppes, Inc. from 2008 until June 2012; O’Charley’s Inc. from March 2012 until April 2012; and The Topps Company from August 2006 until October 2007. Mr. Ajdler received a Bachelor of Science in mechanical engineering from the Free University of Brussels, Belgium, a Master of Science (SM) in Aeronautics from the Massachusetts Institute of Technology (MIT) and a Master of Business Administration from Harvard Business School.

Qualifications:  Mr. Ajdler’s significant experience in value-oriented investing offers focused knowledge of businesses and their fundamentals, providing insight on elements that will strengthen the intrinsic value of the Company’s stock. His participation on boards in the retail, restaurant and consumer-goods industries provides further expertise in management and consumer-facing activities.

Mr. Glenn C. Christenson has been managing director of Velstand Investments, LLC, a private investment management company, since 2004. Between 1989 and 2007, Mr. Christenson held various positions, including director, Chief Financial Officer, Chief Administrative Officer, and Executive Vice President as well as other management roles at Station Casinos, Inc. (now Station Casinos LLC), a gaming entertainment company. Prior to that, Mr. Christenson was a partner of Deloitte Haskins & Sells (now Deloitte & Touche LLP) from 1983 until 1989, with duties as partner-in-charge of Audit Services for the Nevada Practice and National Audit Partner for the Hospitality Industry.

He served as a director of NV Energy from 2007 until 2013, where he served as Chairman of the Audit Committee and as a member of the Compensation and other Committees. Mr. Christenson was a director of First American Financial Corporation from 2008 until 2011, where he served as Chairman of the Audit Committee. He served as director of Tropicana Entertainment, Inc. during 2010. Mr. Christenson is a Certified

Public Accountant (“CPA”) and holds an undergraduate degree in Business Administration from Wittenberg University and Master of Business Administration in Finance from The Ohio State University.

Qualifications:  Mr. Christenson’s distinguished career as a CPA and range of roles in financial management provide in-depth understanding of practices and procedures regarding the Company’s financial and risk management interests. His significant experience and honors in the gaming, hospitality and energy industries offer a unique business perspective to advancing the Company.

Mr. Robert L. Clarke serves as Chair of the Audit Committee. He is of Counsel to the Houston office of Bracewell LLP, where he founded the law firm’s national and international financial services practice. Mr. Clarke was appointed as U.S. Comptroller of the Currency by President Ronald Reagan in 1985, and served until 1992 under Presidents Reagan and George H. W. Bush. He has extensive experience in bank ownership and operation, and expert knowledge of banking laws, regulations and supervision, both in the U.S. and internationally.

Mr. Clarke has served as a consultant to the World Bank, and senior advisor to the President of the National Bank of Poland. He also serves as a director and member of the Audit and Nominating and Corporate Governance Committees of the board of directors of Eagle Materials Inc., a NYSE-listed manufacturer of building materials. Mr. Clarke is a Trustee Emeritus of Rice University from which he received its Distinguished Alumnus and Gold Medal awards, and continues to serve as a member of its Audit and Public Affairs Committees. Additionally, Mr. Clarke is a Trustee of the Santa Fe Chamber Music Festival and its supporting Foundation, an Advisory Trustee of the Museum of New Mexico Foundation, a Trustee of the Financial Services Volunteer Corps, and a Trustee of the National Foundation for Credit Counseling. He received a Bachelor of Arts in economics from Rice University, and an LL.B. from Harvard Law School.

Qualifications:  Mr. Clarke is a veteran attorney and banking professional with extensive experience in legal, regulatory and corporate governance matters. His tenure in the U.S. government, along with his in-depth knowledge of banking and finance, provide valued expertise to the Company.

Ms. Laurie C. Moore serves as Chair of the Compensation Committee. She is the Founder and former Chief Executive Officer of the Institute for Luxury Home Marketing, an international training and membership organization targeting real estate agents who work in the luxury residential market. In 2014, she sold the Institute for Luxury Home Marketing to a private equity group. For the 12 years prior to founding the Institute for Luxury Home Marketing in 2003, Ms. Moore was co-founder and Managing Partner of REAL Trends, Inc., a publishing, research, and strategic consulting company serving brokerage company owners and the top management of national real estate franchise brands.

Of her 40 years of experience in real estate, Ms. Moore has been an industry consultant and speaker for 30 years. In the area of governance, she has presented at events, including the 2014 ISS Annual Client Conference, the 2013 Harvard Law School Roundtable on Executive Compensation, and the 2015 and 2012 NYSE Compensation Boot Camps. She earned a National Association of Corporate Directors Board Fellow designation in 2012; in the same year, she was also chosen as one of five top Texas businesswomen by the Texas Women’s Chamber of Commerce. As Executive Director of two residential brokerage Chief Executive Officer groups, she consulted and gained financial experience through more than 10 years of supervising the preparation of combined financial summaries for Chief Executive Officer peer review for dozens of major real estate firms.

Qualifications:  As a founder of three businesses serving the residential brokerage industry, Ms. Moore’s experience provides keen insight on the Company’s customer base, particularly REALTORS® and affluent consumers. She also has a deep understanding of the industry’s structure and is familiar with its major players. Ms. Moore brings an entrepreneur’s pragmatic and strategic approach to business challenges, and is valuable in assessing the expertise, knowledge and experience of potential director nominees.

Mr. James Chadwick began working with Ancora Advisors LLC in 2014. His primary responsibilities are Portfolio Management and Research for the firm’s Alternative Investments. Prior to joining Ancora Advisors LLC, Mr. Chadwick was the Managing Director of the private equity firm Harlingwood Equity Partners, LLC from 2009 through 2013. He previously founded and managed two special situations-focused hedge funds, PCO Partners LLC and Monarch Activist Partners LP. He began his investment career in 1999 working for the pioneering engagement investment fund Relational Investors LLC. At Relational Investors LLC, Mr. Chadwick participated in the fund’s investments in, among others, Aetna, Inc., Prudential, National Semiconductor, Mattel, Dial and Sovereign Bancorp.

Mr. Chadwick is currently a director of Emergent Capital, Inc. and Riverview Bancorp, Inc. He received a Bachelor of Arts with Honors from the University of California, Los Angeles.

Qualifications:  Mr. Chadwick’s over 17 years of investment experience with a focus on micro and small cap companies will enable him to provide valued expertise to the Company. The Company benefits not only from his experience in investment activities, which include operating companies, banks and closed-end funds in a wide array of industries, but also from his experience serving as a director of six public companies.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR.

Class B Stockholders’ Nominees

The following persons have been nominated as directors to be elected by our Class B Stockholders. The persons named in the Class B Stockholders’ proxies intend to vote the proxies for the election of the nominees named below, unless otherwise specified. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the meeting, proxies will be voted for another nominee, or other nominees, selected by the Class B Stockholders.

Nominee, Age and Position with Stewart	Director Since
Thomas G. Apel, 55, Director and Chairman	2009
Frank Keating, 72, Director	2014
Malcolm S. Morris, 69, Director and Vice Chairman	2000
Stewart Morris, Jr., 67, Director and Vice Chairman	2000

Each of Messrs. Apel, Morris and Morris, Jr. and Gov. Keating was elected as director by our Class B Stockholders at our 2015 annual meeting of stockholders.

Mr. Thomas G. Apel is the Chairman of the Board of Directors and serves as Chair of the Executive Committee. He is Chief Executive Officer of VLN, Inc., a non-conforming mortgage lending operation in Edmond, Oklahoma. He is also a research affiliate with the Massachusetts Institute of Technology (MIT), currently focused on business model taxonomy and IT portfolio strategies. From 2006 until January 1, 2013, Mr. Apel was President of Intrepid Ideas Inc., a product development, technology evaluation and business strategy consulting firm for financial services and real estate finance companies. Additionally, from 2006 to September 2009, Mr. Apel served as Chairman of Adfitech, Inc., which filed for bankruptcy along with its parent company Thornburg Mortgage, Inc. in May 2009, and emerged from bankruptcy in 2010.

Prior to 2006, he served as President and Chief Executive Officer of Centex Title and Ancillary Services, and was responsible for management, strategy development and implementation of a highly profitable business unit containing national title, escrow, title insurance and property and casualty insurance operations. His background also includes extensive experience in mortgage lending and related real estate lending operations.

Qualifications:  Mr. Apel has significant knowledge and experience in the mortgage, title, insurance and technology industries, as well as in corporate management, strategy, finance and start-up businesses. His familiarity with mortgage and other real estate lending provides a useful perspective on one of the Company’s essential customer segments.

Gov. Frank Keating serves as Chair of the Nominating and Corporate Governance Committee and is a Senior Partner in the national law firm of Holland and Knight. Previously, he served as President and Chief Executive Officer of the American Bankers Association (“ABA”). Prior to his ABA service, he was President and Chief Executive Officer of the American Council of Life Insurers. From 1995 to 2003, he served as Governor of the State of Oklahoma, the second person to hold the office for two consecutive terms. As Governor, he was recognized for his compassionate, professional handling of the Murrah Federal Building bombing in Oklahoma City, after which he raised over $6 million for the education of children whose parents were killed in the tragedy.

Gov. Keating’s career has included time as a Federal Bureau of Investigation agent, U.S. Attorney, State Prosecutor, and member of Oklahoma’s state House and Senate. He served in the federal Treasury, Justice and Housing departments under Presidents Reagan and George H. W. Bush, with responsibility for federal prosecutions and oversight over the Secret Service, U.S. Customs, U.S. Marshals, U.S. Attorneys and several other agencies. As Assistant Secretary of the Treasury and General Counsel and Acting Deputy Secretary of the U.S. Department of Housing and Urban Development (HUD), he worked on issues including housing finance, lending practices, securitization and Bank Secrecy Act issues.

Gov. Keating is a graduate of Georgetown University and the University of Oklahoma College of Law, and the recipient of six honorary degrees. He is a frequent commentator on national news programs, and is a member of the boards of directors of the National Archives, the Jamestown Foundation and the Bipartisan Policy Center.

Qualifications:  Gov. Keating’s lengthy public service career provides a depth of knowledge in government, legal, banking, directorial and infrastructure matters. With the numerous fiscal concerns facing the world economy and the housing industry in particular, he draws on his considerable experience to advise the Board on Company interests.

Mr. Malcolm S. Morris is a Vice Chairman of the Company, previously Chairman of the Board of Directors and Co-Chief Executive Officer from 2000 until November 2011, and Senior Executive Vice President — Assistant Chairman for more than five years prior to 2000. He is also Chairman of the board of directors of Stewart Title Guaranty Company (“STGC”). His personal experience as a Company employee spans more than four decades, including responsibility for financial stability and efficiency improvements. He is the first cousin of Vice Chairman Stewart Morris, Jr. and the father of the Company’s Chief Executive Officer (“CEO”) and advisory director, Matthew W. Morris.

Mr. Malcolm S. Morris has more than 40 years of experience in the title insurance industry, and has served as President of the Texas Land Title Association and the American Land Title Association. He is a member and fellow of the ABA and the Houston Bar Association, and a member of the State Bar of Texas. Mr. Morris has a Master of Business Administration with a focus on finance and banking, and a Juris Doctorate from the University of Texas. He also attended the Harvard Law School’s Program of Instruction for Lawyers.

Qualifications:  As a member of the Company’s founding family, with more than 40 years of tenure, Mr. Morris has intimate knowledge of the Company’s operations, legal and regulatory matters, history and culture. His highly respected leadership and involvement in title industry organizations and advocacy are essential to the Company’s position as a leader in the market.

Mr. Stewart Morris, Jr. is a Vice Chairman of the Company, previously President and Co-Chief Executive Officer from 2000 until November 2011. Mr. Morris, Jr. has also served as President and Chief Executive Officer of Stewart Title Company and Chairman or Senior Chairman of the board of directors of STGC since 1991. He has been a Company employee for more than 40 years, and has been responsible for the development of a number of real estate services and technology solutions, including productivity, e-commerce and settlement, related lender services, automated land record systems, courthouse automation and international land registries. Mr. Morris, Jr. is the first cousin of Vice Chairman Malcolm S. Morris.

Mr. Morris, Jr. is a director of the American Land Title Association, and received the October Research 2012 Joe Casa Award in recognition of his leadership in industry innovation. In 2012, Mr. Morris, Jr. was named one of the 100 most influential real estate leaders by Inman News. With his in-depth knowledge of real estate transactions and affiliated technology, Mr. Morris, Jr. speaks frequently at industry conferences, universities and other forums. Mr. Morris, Jr. serves on the McAlister Investment Real Estate Advisory Board and is a director of the Manned Space Flight Education Foundation. Mr. Morris, Jr. is Chairman of the

Oldham Little Foundation, which gives approximately 100 grants per year to small churches worldwide. For the past ten years, Mr. Morris, Jr. has served as Chairman of the Carriage Museum of America, and currently serves as its Treasurer. Mr. Morris, Jr. became a National Association of Corporate Directors (NACD) Board Leadership Fellow in June 2013 and maintains that status by achieving required credits yearly. He has a Bachelor of Arts in economics and political science from Rice University, and a Master of Business Administration with a focus on finance and real estate from the University of Texas.

Qualifications:  As a member of the Company’s founding family, with more than 40 years of tenure, Mr. Morris, Jr. has intimate knowledge of the Company’s operations, technology interests, expansion strategy, management, history and culture. His significant expertise in real estate information technology and the transaction process has been key to the Company’s market leadership.

Malcolm S. Morris and Stewart Morris, Jr. are first cousins. Matthew W. Morris is the son of Malcolm S. Morris.

CORPORATE GOVERNANCE

Board of Directors

We are managed by a Board of Directors comprised of nine members, five of whom are elected by our Common Stockholders and four of whom are elected by our Class B Stockholders. A majority of the members of the Board of Directors are “independent” within the meaning of the listing standards of the NYSE. Assuming the election of the 2016 director slate set described above, these directors are: Thomas G. Apel, Gov. Frank Keating, Glenn C. Christenson, Arnaud Ajdler, Robert L. Clarke, Laurie C. Moore and James Chadwick. The Board of Directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us. In making this determination, the Board of Directors considers any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, between us or any of our subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of our last three fiscal years.

The roles of Chairman of the Board of Directors and CEO are separate and each role is held by a different individual. The Chairman of the Board of Directors is elected by the Board following the annual meeting of stockholders. Our Class B Stockholders are entitled to nominate the person to serve as Chairman of the Board of Directors. As discussed below, the Chairman presides over the regular and any special meetings of our non-management directors. Our non-management directors meet prior to each regularly scheduled Board meeting.

All of our directors shall be elected at the 2016 Annual Meeting and hold office until the next annual election of directors or until his or her successor shall be chosen and shall be qualified, or until his or her death or the effective date of his or her resignation or removal for cause. Currently, the act of six of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or the By-Laws. At the 2016 Annual Meeting, stockholders will vote on a proposal to eliminate the requirement that six of the nine directors approve Board action, as further set forth in “Proposal 8” below.

The Company has a majority voting standard such that votes cast for any director must exceed the votes cast against such director in an uncontested election. The Company also requires the resignation of a director who fails to receive a majority vote in an uncontested election. Under the Company’s By-Laws, in a contested election (i.e., where the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such annual meeting of stockholders), the plurality voting standard would apply and a director nominee receiving a plurality of votes cast will be elected as a director. During 2015, the Board of Directors held 4 regular meetings, 8 special meetings, one retreat, and executed 5 consents in lieu of meetings. All directors attended all of such meetings, except that three directors each missed one meeting. For 2016, the Board of Directors will have an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. See “Committees of the Board of Directors” below.

The Board has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance and Code of Ethics for Chief Executive Officers, Principal Financial Officers and Principal Accounting Officer, each of which is available on our website at www.stewart.com/en/investor-relations/corporate-governance/overview.html and in print to any stockholder who requests it. We intend to disclose any amendment to or waiver under our Code of Ethics for Chief Executive Officers, Principal Financial Officers and Principal Accounting Officer by posting such information on our website. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee are available on our website at www.stewart.com/en/investor-relations/corporate-governance/overview.html and in print to any stockholder who requests them. Our Guidelines on Corporate Governance strongly encourage attendance in person by our directors at our annual meetings of stockholders. All of our directors attended our 2015 annual meeting of stockholders.

Director Qualifications

Each of our directors is an individual of high character and integrity, with an inquiring mind, and works well with others. Each director nominee brings a unique background and set of skills to the Board, giving the

Board of Directors, as a whole, competence and experience in a wide variety of areas, including insurance, real estate, technology, strategic planning, corporate governance, executive management, accounting, finance, government and international business. For information regarding the qualifications, background and experience of our director nominees, please see each nominee’s biographical information set forth in “Proposal 1” above.

Risk Oversight

The Board of Directors has ultimate responsibility for protecting stockholder value. Among other things, the Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and monitoring and measuring management’s performance in implementing the strategy. The Board of Directors works with its committees and management to effectively implement its risk oversight role.

The Audit Committee, with the assistance of management, oversees the risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, and our liquidity requirements and other exposures to financial risk. The Audit Committee reviews with management, independent auditors and internal auditors (which internal audit function has been outsourced to Deloitte & Touche LLP) the accounting policies, the system of internal controls and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee, with the assistance of our legal department and human resources department, also performs oversight of our various conduct and ethics programs and policies, including the Stewart Code of Business Conduct and Ethics, reviews these programs and policies to assure compliance with applicable laws and regulations, and monitors the results of our compliance efforts. To the extent the Audit Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

The Nominating and Corporate Governance Committee, with the assistance of management, oversees risks associated with administering our Guidelines on Corporate Governance and is responsible for reviewing and making recommendations for selection of nominees for election as directors by the Common Stockholders. To the extent the Nominating and Corporate Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

The Compensation Committee, with the assistance of management, oversees risks associated with our compensation programs and policies. To the extent the Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

Advisory Directors

In addition to the directors elected by our Common Stockholders and Class B Stockholders, from time to time our Board of Directors appoints advisory directors. These individuals are selected based on their potential as future candidates for our Board of Directors. This gives potential director candidates the opportunity to learn firsthand about the Company and provides a bench of candidates who have gone through the learning curve regarding the Company, its products, policies and business practices. If elected to the Board, such advisory directors are ready to fully engage as directors. Our advisory directors receive notice of and regularly attend meetings of our Board of Directors and committees on which they serve as non-voting members. Our advisory directors provide valuable insights and information, but are not included in quorum and voting determinations. Non-employee advisory directors receive the same compensation for their services as our elected directors receive. Employee advisory directors do not receive any pay as advisory directors. All advisory directors attend meetings at the pleasure of the Board. Paul W. Hobby, founding Chairman of Genesis Park, L.P., and Matthew W. Morris, the Company’s CEO, currently serve as advisory directors.

Committees of the Board of Directors

For 2016, the Board of Directors will have the following committees (the “Committees”): Executive Committee, Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Executive Committee.  The Executive Committee may exercise all of the powers of the Board of Directors, except those specifically reserved to the Board of Directors by law, by the Company’s By-Laws, by

resolution of the Board of Directors, by the powers of any other standing Committee or by the Executive Committee charter. The Executive Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Executive Committee currently consists of Thomas G. Apel (Chair), Glenn C. Christenson, Robert L. Clarke, Malcolm S. Morris and Stewart Morris, Jr. During 2015, the Executive Committee executed 5 consents in lieu of meetings. The Executive Committee operates under a charter adopted by our Board of Directors, a copy of which is available on our website at www.stewart.com/en/investor-relations/corporate-governance/overview.html.

Audit Committee.  It is the Audit Committee’s duty to assist the Board of Directors in fulfilling its oversight responsibility of (i) the integrity of the financial statements of the Company, (ii) the independent auditors’ qualifications, independence, and performance, (iii) the Company’s system of controls over financial reporting, performance of its internal audit function, independent auditors, and compliance with ethical standards adopted by the Company, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee has sole authority to appoint or replace our independent auditors. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at www.stewart.com/en/investor-relations/corporate-governance/overview.html. The Audit Committee currently consists of Robert L. Clarke (Chair), Laurie C. Moore, and Glenn C. Christenson. During 2015, the Audit Committee held 8 regular meetings, at which all members were present. Each of the members of the Audit Committee is “independent” as defined under the listing standards of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Board of Directors has determined that Messrs. Clarke and Christenson are “audit committee financial experts” as defined in the rules of the SEC. No member of our Audit Committee serves on the audit committees of more than three public companies.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Nominating and Corporate Governance Committee.  It is the Nominating and Corporate Governance Committee’s duty to (i) identify individuals who may become Board members or advisory directors, (ii) select or recommend director nominees for the next annual meeting of stockholders, (iii) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, (iv) provide oversight of the Company’s corporate governance, and (v) oversee the evaluation of the Board of Directors, its Committees and management. The Nominating and Corporate Governance Committee currently consists of Frank Keating (Chair), Laurie C. Moore, and Arnaud Ajdler, each of whom is “independent” as that term is defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held 6 meetings during 2015, at which all members were present. Our Nominating and Corporate Governance Committee’s charter is available on our website at www.stewart.com/en/investor-relations/corporate-governance/overview.html.

Our Guidelines on Corporate Governance require that a majority of the nine members of our Board of Directors be “independent” as that term is defined in the rules of the NYSE. As described above, a majority of our current Board of Directors is “independent” under the listing standards of the NYSE. In considering candidates for election as independent directors, our Guidelines on Corporate Governance also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:

•	Each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategic or policy-setting level, or otherwise possess a high level of specialized expertise, and the ability to work well with others. Specialized knowledge and experience that will augment Board effectiveness and support the growth of the Company is also considered.
•	Each director should have sufficient time available to devote to our affairs to carry out the responsibilities of a director and, absent special circumstances approved by the Board, no director should simultaneously serve on the boards of directors of more than three public companies. Directors are qualified for service on the Board of Directors only if they are able to make a commitment to prepare for and attend on a regular basis meetings of the Board of Directors and its Committees.
•	Each independent director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a director. Directors to be nominated for election by our Common Stockholders should not be chosen as representatives of a constituent group or organization; rather each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.
•	Directors should have equity ownership in the Company.

The Board of Directors does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Nominating and Corporate Governance Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating and Corporate Governance Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. There are no minimum requirements for nomination.

In recent years, vacancies occurring in our Board of Directors have been filled by advisory directors whose experience and expertise have contributed significantly to the deliberations of the Board of Directors and who meet the criteria set forth above.

Each director is required to own an amount of Common Stock equal to a multiple of three times the director’s annual retainer. Each director has five years, from the later of their initial election and March 2011, to acquire the required amount of Common Stock. Stock ownership requirements have been designed in such a way that the ability of the Board of Directors to recruit diverse Board candidates will not be impaired, yet Board members will have a strong alignment with stockholders’ interests.

Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider nominations by stockholders of persons for election by our Common Stockholders to our Board of Directors. To be considered for nomination at our 2017 annual meeting of stockholders, stockholder nominations must be received by us no later than January 27, 2017 and no earlier than December 28, 2016. Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may submit such nominations in writing addressed to the Nominating and Corporate Governance Committee in care of the Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Any such submission should include the candidate’s name, credentials, contact information and consent to be considered as a candidate.

Compensation Committee.  It is the duty of the Compensation Committee to assist the Board of Directors in discharging its responsibilities relating to the Company’s compensation policies, the compensation of the Company’s officers and senior managers, and to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement. The Compensation Committee currently consists of Laurie C. Moore (Chair), Gov. Frank Keating, Arnaud Ajdler and James Chadwick. During 2015, the Compensation Committee held 13 meetings, at which all members were present, except that one member missed two meetings, and executed 4 consents in lieu of meetings. Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined under the listing standards of the NYSE.

The Compensation Committee functions pursuant to its charter, which is available on our website at www.stewart.com/en/investor-relations/corporate-governance/overview.html. The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:

•	Establishing and monitoring the basic philosophy and policies governing the compensation of executive officers, and employees or officers of the Company who are also serving as members of the Board of Directors.

•	Reviewing recommendations submitted by the CEO, then approving and submitting to the Board for formal ratification any decisions with respect to the compensation for executive officers and officers of the Company who also are serving as members of the Board of Directors. These recommendations may include base pay, incentive compensation plans, perquisites, equity-based plans and relevant metrics and target award levels.
•	Approving and submitting to the Board for formal ratification compensation decisions with respect to the compensation plan of the CEO.
•	Recommending a pay-for-performance based CEO compensation plan to the Board of Directors and overseeing administration of the plan, including evaluating the CEO’s performance in light of the goals under the plan.
•	Reviewing and approving employment agreements, severance agreements and change in control agreements with the executive officers and any employees or officers of the Company who are also serving as members of the Board of Directors.
•	Reviewing the overall compensation structure and programs for all employees (including a review of any risks to the Company that may arise from such structure or programs).
•	Approving the equity-based compensation plans of the Company.
•	Reviewing and discussing with management the disclosures in this proxy statement’s Compensation Discussion and Analysis (the “CD&A”), making a recommendation to the Board of Directors regarding the inclusion of the CD&A in this proxy statement, and producing a Compensation Committee Report for inclusion in the Company’s proxy statement, each in accordance with the requirements of the SEC.

The Compensation Committee has the sole authority to retain and terminate any independent compensation consultant. The Compensation Committee is responsible for determining the independence of its advisors by taking into consideration all factors relevant to advisor independence, including the factors set forth in the NYSE Listed Company Manual. The Compensation Committee has authority to direct the work of the compensation consultants and establish the consultants’ fees. It may also obtain advice and assistance from other advisors it determines necessary for effective completion of its duties. The Company is required to fund (i) the Compensation Committee’s approved expenses for any independent advisors employed by the Compensation Committee and (ii) any other reasonable expenses incurred by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

Sessions of Independent Directors

Our independent directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at those sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of the Secretary, Stewart Information Services Corporation, at the same address.

EXECUTIVE OFFICERS

The following table sets forth the names and positions of our executive officers as of March 4, 2016:

Matthew W. Morris	Chief Executive Officer
J. Allen Berryman	Chief Financial Officer, Secretary and Treasurer
John L. Killea	Chief Legal Officer and Chief Compliance Officer
Glenn H. Clements	Group President, Direct Operations
Patrick H. Beall	Group President
Steven M. Lessack	Group President, International Operations

Below is biographical information for our executive officers:

Matthew W. Morris.  Matthew W. Morris, 44 years old, was elected CEO of the Company in November of 2011. Having served for the prior five years as Senior Executive Vice President of the Company, Stewart Title Company and STGC, in addition to serving as President of the Shared Services Division, Mr. Morris has an intimate knowledge of the Company. He provides leadership over all of the Company’s businesses, focusing on operational alignment, process efficiencies, smart growth and maximum stockholder value. In 2004, Mr. Morris joined the Company’s executive management team as Senior Vice President, Planning & Development. Previously, he was director of a strategic litigation consulting firm, offering trial and settlement sciences and crisis management. Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master in Business Administration with a concentration in finance from The University of Texas. Matthew W. Morris is the son of Malcolm S. Morris, a member of the Board and a Vice Chairman of the Company. Malcolm S. Morris and Stewart Morris, Jr., a member of the Board and a Vice Chairman of the Company, are first cousins.

J. Allen Berryman.  J. Allen Berryman, 58 years old, has served as Chief Financial Officer (“CFO”), Secretary and Treasurer of the Company since September 2008. From January 2006 through August 2008, Mr. Berryman served as Vice President—Finance of Contract Research Solutions, Inc., d/b/a Cetero Research, one of the world’s largest providers of early clinical trial and bio-analytical laboratory services to pharmaceutical, biotechnology and generic drug companies. Prior to joining Cetero Research, he spent nine years in the electronic payments industry, holding Chief Financial Officer and Chief Operating Officer positions with Retriever Payment Systems and TeleCheck International, and serving as Corporate Controller and Chief Accounting Officer of First Data Corporation. Mr. Berryman also has 12 years’ experience with the public accounting firm of Deloitte & Touche LLP. Mr. Berryman received his Bachelor of Business Administration in accounting from the University of Georgia, and is a CPA.

John L. Killea.  John L. Killea, 60 years old, is the Chief Legal Officer and Chief Compliance Officer of the Company. Mr. Killea is responsible for the underwriting, claims, litigation, compliance, corporate governance and regulatory areas for SISCO and its affiliated companies. With more than 34 years of legal experience, Mr. Killea joined the Company in 2000 as Counsel in the claims and agency underwriting areas for Stewart Title Insurance Company (“STIC”), the Company’s New York underwriter. He has served as Chief Claims Counsel and General Counsel for STIC, and continues to serve as General Counsel for STGC since his appointment in 2008. Mr. Killea holds a Bachelor’s degree cum laude from Lafayette College and a Juris Doctorate from Fordham University School of Law. He is a member of the New York State Bar Association and has been admitted to practice in the State of New York and the United States District Court for both the Eastern and Southern Districts of New York.

Glenn H. Clements.  Glenn H. Clements, 68 years old, has been with the Company for more than 40 years and has extensive experience in the title insurance and real estate industries. As Group President, Direct Operations for STGC and Stewart Title Company, both wholly owned subsidiaries of the Company, Mr. Clements is responsible for all domestic directly-owned agency offices in the Stewart Title network. He oversees all residential and commercial operations, including escrow closings, sales and production facilities, as well as Stewart Specialty Insurance Services, Relocation Services offices, and Stewart’s 1031 exchange company, Asset Preservation, Inc. He earned a Bachelor of Business Administration and a Master of Business Administration studies from the University of Houston.

Patrick H. Beall.  Patrick H. Beall, 60 years old, has been with the Company for 30 years. Mr. Beall currently serves as Group President, and is responsible for the Company’s independent title agency network across the United States. In addition, he oversees Mortgage and Title Services, Stewart Vacation Ownership and technology sales for our independent agency network. Mr. Beall served as Executive Vice President, Senior Director of Agency Operations from January 2014 through December 2014. From December 2008 until December 2013, Mr. Beall was the South Central States District Manager for Agency Operations, with direct and indirect responsibility for the Company’s independent agency network in 22 states. Mr. Beall has served as President of two affiliated entities, Professional Real Estate Tax Service and Baca Landata, since joining the Company in 1986. He is currently a member of the Texas Land Title Association (TLTA) and serves on the association’s finance committee; he is also a former member of the Oklahoma Land Title Association’s board of directors. He attended the University of Oklahoma in Norman.

Steven M. Lessack.  Steven M. Lessack, 63 years old, is President of STGC Canada, and Chief Executive Officer of Stewart Title Limited, overseeing the Company’s business activities in the United Kingdom, Europe and Australia. In 1996, he opened the Canadian operation for STGC. With his more than 35 years of title insurance and related real estate knowledge, he also holds the position of Group President, International Operations, where he is responsible for and oversees all title operations outside of the United States, in addition to the Company’s expansion activities worldwide. In addition to Canada, the Company presently has operations in Mexico, Central & South America, the Caribbean, Australia and throughout Europe. Prior to joining Stewart, he was an independent agent of STIC with offices throughout upstate New York. He attended California State University in San Bernadino.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program in 2015. The objective of our executive compensation program is to maintain a strong pay-for-performance culture in order to attract, retain, and motivate the key leaders who serve our Company and our stockholders. The following pages explain the process, objectives, and structure of the executive compensation decisions undertaken by our Compensation Committee and our Board of Directors for 2015. This CD&A is intended to be read in conjunction with the tables beginning on page 35 below, which provide detailed historical compensation information for our Named Executive Officers (“NEOs”). For 2015, our NEOs were:

NEO	Title
Matthew W. Morris	Chief Executive Officer
J. Allen Berryman	Chief Financial Officer, Secretary and Treasurer
John L. Killea	Chief Legal Officer and Chief Compliance Officer
Glenn H. Clements	Group President, Direct Operations
Steven M. Lessack	Group President, International Operations

Executive Summary

We are committed to providing value to our stockholders. While we acknowledge the strong support for our compensation programs expressed in our 2015 Say on Pay Vote, we continue to dedicate significant efforts to ensuring our executive compensation programs evolve with our long-term business strategy, feedback from our stockholders, and market best practices. We are confident that the discussion below makes it clear that we maintain an executive compensation program that aligns the interests of our executives with those of our stockholders.

2015 Business Highlights and Performance

Since its inception in 1893, Stewart has grown to be one of the largest title insurance companies in the nation, and one whose name is synonymous with trust, integrity, and service.

2015 was a very active year for both the title industry and Stewart. On October 3, 2015, the Consumer Finance Protection Bureau’s (“CFPB”) new integrated disclosure requirements, known as “Know Before You Owe,” went into effect, bringing more process and technology changes to our industry than we have seen in decades. We began preparing for this new regulation in 2014 and its implementation involved thousands of man-hours and increased costs. After some initial disruptions in closings seen industry-wide, we are seeing a return to business as usual as lingering questions are resolved and processes and technology refined.

Even without this sweeping industry change, 2015 was an eventful year for Stewart. We accomplished much that lays the foundation for a prosperous future. Of note for the year were:

•	2015 revenues, adjusting for realized gains and losses, grew 9.2 percent to $2.0 billion.
•	2015 Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusting for non-operating and non-recurring charges and credits (as detailed in our fourth quarter 2015 earnings release), grew 39.6 percent to $119.4 million, demonstrating substantial operating leverage on the increase in revenues.
•	Our title segment’s full year 2015 pretax earnings grew 22.4 percent, from $184.0 million (11.1 percent margin) to $225.2 million (12.5 percent margin), while net revenues for the segment grew 8.1 percent. The segment’s adjusted EBITDA grew 32.9 percent to $246.0 million.
•	We finished 2015 on a strongly positive note in our title operations, notwithstanding the effects of CFPB’s new integrated disclosure requirements. Although total title segment revenues grew approximately 1 percent in fourth quarter of 2015 from last year’s fourth quarter, the segment generated pretax income of $54.9 million, representing a 12.1 percent margin, increasing 20.4 percent from fourth quarter 2014’s $45.6 million, which was a pretax margin of 10.2 percent.

•	We successfully completed the cost management program announced in 2014, achieving approximately $30 million of annualized savings, exceeding our original goal of $25 million. We expect to leverage the lessons learned to further lower our cost of operations, improving margins in 2016 and beyond.
•	We also substantially completed the capital return program announced in February of 2014, returning almost $70 million to our stockholders through share repurchases and dividends.
•	In February of 2015, we announced an increase in the Company’s annual cash dividend payable to Common Stockholders from $0.10 per share to $1.00 per share, to be paid quarterly. In November of 2015, we announced a further 20 percent increase in the cash dividend to $1.20 per share of Common Stock, demonstrating our ability to deliver improved operating performance and cash flow. The first quarterly payment of the increased cash dividend began in December of 2015.
•	In connection with the November dividend increase, the Board authorized a new share repurchase program of up to $50 million to be open for the next three years.
•	We continue to pursue smart revenue growth. In late 2014, we established a Chief Revenue Office, and during 2015 expanded our revenue growth and sales management capabilities. Today, we have specific revenue targets for 2016 that should yield above-market growth in the areas we serve, through specific plans with accountable executives to achieve them.
•	We launched a major brand refresh to support the Company’s strategic growth plans and its efforts to communicate its focus on operating in the true spirit of partnership.
•	We rigorously evaluated the performance of our network of direct offices, and consequently made the decision to exit several underperforming states.
•	We instituted new processes and technology that improved operational efficiencies, and initiated an enterprise-wide effort that will revamp our title and escrow production over the next 24 months.
•	On January 26, 2016, we entered into an exchange agreement with all of the Class B Stockholders, relating to the exchange of the Class B Stock for the Company’s Common Stock and cash, pursuant to which the Company’s dual class structure would be eliminated. We believe the proposal will strengthen Stewart’s corporate governance by aligning voting rights with the economic interests of our stockholders. Further details of this proposal are set forth in “Proposal 4” below.

We continue to generate significant growth in stockholder value, with a five-year total return to stockholders of 235%, which is at the 100th percentile of our peer group.

Five Year STC and Peer Group TSR - 12/31/2010 to 12/31/2015
At Peer Group 100th Percentile
Total Shareholder Return - Indexed to 12/31/2010
250
200
150
100
50
0
-50
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
127
183
226
STC 235
28
88
101
Peer Group 75th 94
4
51
62
Peer Group Median 70
-3
36
44
Peer Group 25th 46

CEO Pay At-A-Glance

The majority of CEO pay is variable and linked to drivers of financial performance or growth in stockholder value. The chart below shows the elements of CEO total direct compensation (base salary, annual bonus, and grant date or target value of annual equity grants) for the past three years, a period over which we have continued to grow stockholder value each year.

As shown, between 60% and 75% of CEO compensation every year has been variable. Our annual short-term incentive plan (“STI”) is tied to annual operational and financial performance, while our long-term incentive plan (“LTI”) is tied to long-term financial and stock price performance. In 2014, we also added a one-time performance share challenge award, the Key Employee Equity Plan (the “KEEPs” award), which is tied to significant accomplishments in growing Earnings Per Share (“EPS”) with a threshold minimum of $5 per share in fiscal 2016. The KEEPs award is not reflected in the following table.

CEO Pay At A Glance

Components of Total Direct Compensation
147
143
125
$1,678,364
No bonus was earned for 2014 performance
$1,345,960
$1,237,500
$583,333
70% Variable
$500,000
$525,000
$291,667
70% Variable
64% Variable
$445,960
$262,500
$303,364
$400,000
$450,000
$500,000
PSUs (performance-based)-target value
Restricted stock (time-based) - grant value
Fiscal year-end bonus
Base salary
TSR Indexed to 12/31/2012
2013
2014
2015

Response to 2015 “Say on Pay” Vote and Program Changes

Similar to 2014, an overwhelming majority of the votes cast on our 2015 Say on Pay proposal were cast in favor of the proposal. Specifically, 98.3% of shares were voted in favor of our Say on Pay proposal. The Compensation Committee interprets this strong level of support as affirmation of the overall structure of our program and our approach to making compensation decisions. As our business continues to evolve, we are committed to the continuous improvement of our program to ensure alignment with our business priorities, leadership strategy and stockholder interests.

Our Executive Compensation Practices

Below we highlight our core executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ interests.

What We Do	What We Don’t Do
☑ Performance-based short-term and long-term compensation	☒ No share recycling under long-term incentive plan
☑ Heavy emphasis on variable (“at-risk”) pay	☒ No excise tax gross-ups upon change in control
☑ Double-trigger vesting of cash severance payments	☒ No repricing of underwater stock options
☑ Clawback policy	☒ No hedging transactions or short sales by executive officers or directors permitted
☑ Equity ownership guidelines	☒ No guaranteed bonus or retention bonus for executive officers
☑ Independent compensation consultant	☒ Severance multiple not greater than 3.0x for any executive officer
☑ Regular review of share utilization	☒ No significant perquisites

What Guides Our Program

Compensation Philosophy and Objectives

The Compensation Committee follows a “pay-for-performance” philosophy in our executive compensation structure, which is designed to encourage and reward the achievement of our long-term goals, our short-term goals that help drive long-term results, and ultimately the creation of stockholder value. For each executive, the pay-for-performance compensation package is also intended to represent a fair and competitive compensation arrangement that promotes a meaningful work experience including personal fulfillment, competitive pay, and job security.

The Compensation Committee believes that our executive compensation program should reward enhanced financial performance of the Company and maximize stockholder value by aligning the short-term and long-term interests of our executive officers with those of our stockholders. Our executive compensation program is designed to drive and reward strategic performance, to include growing revenue, reducing costs, enhancing service and responding to regulatory requirements, all of which will allow us to better serve our stockholders.

Our Company’s programs are intended to:

•	Attract, retain, and motivate individuals of outstanding ability in key executive positions;
•	Drive and reward strong business performance, which is aligned with company strategies, to create superior value for our stockholders;
•	Ensure that performance-based compensation does not encourage excessive risk taking; and
•	Encourage our executives to focus on both the short- and long-term performance goals of the Company.

Our executive compensation also is intended to be market competitive. For 2015, the Compensation Committee approved base salary, short-term incentive compensation and long-term incentive compensation (together, “total direct compensation”) for each executive. Total direct compensation is intended to be competitive with our peer group, with a directional target of the peer group median. The Compensation Committee also takes into consideration historical and individual circumstances, including tenure and experience, individual performance, retention factors, and the availability of comparable data for each position.

The Compensation Committee believes that a majority of executive compensation should be “at-risk” with the realized value of compensation heavily dependent upon the Company’s financial, operational and stockholder return performance. During periods when our financial performance meets or exceeds established objectives, we believe that executives should be rewarded appropriately for their efforts in achieving our goals. Likewise, when our performance does not meet the established goals, incentive compensation may be reduced or may not be earned.

Incentive compensation is designed to help achieve the appropriate balance between annual results and sustained multi-year success of the Company. Short-term awards primarily are payable in cash, while long-term awards are equity-based awards.

Implementing the Philosophy

In support of our compensation philosophy:

•	We generally target pay levels to be within the median range for our peer group in order to provide each of our NEO’s with a competitive compensation opportunity that is also reasonable from a stockholder perspective. Our NEOs then have the opportunity to earn realized compensation in excess of the median in return for meeting or exceeding performance goals.
•	Base salary levels for our NEOs are established after taking into account external market rates, executive and Company performance, experience, and internal equity.
•	Short-term incentive plan opportunities are designed to motivate our NEOs to achieve key annual objective measures of financial performance, operating performance, and key individual and Company-wide strategic goals. Consistent with our philosophy, STI awards are tied to specific metrics designed to drive annual improvement and operational excellence.
•	Long-term incentive plan grants motivate our NEOs to enhance stockholder value and to work as a team to ensure Company performance. Our LTI program is designed to align NEO interests with those of stockholders through the use of equity-based awards, multi-year vesting, and pre-established performance conditions. Our NEOs are further aligned with stockholders through our share ownership guidelines, and our LTI awards help ensure that our executives will meet those guideline levels of ownership.

Our executives are also eligible for other benefits and limited perquisites that are in line with market practice, as well as health and welfare benefits that are the same as our general employee population.

Pay Mix

The core principle of our executive compensation philosophy is to pay for performance. Accordingly, our executive compensation program is heavily weighted toward “at-risk” performance-based compensation. We have three elements of target total direct compensation: base salary, STI target opportunity and LTI target opportunity. As illustrated in the chart below, in 2015, 73% of target total direct compensation to our CEO was variable and at risk, while 59% of other NEO compensation was variable and at-risk.

The following charts of our target total direct compensation do not include our one-time aggressive KEEPs award made in 2014, which is tied to growing EPS to a threshold of $5 per share in 2016. The award value is tied to a multiple of each NEO’s 2014 base salary, and the number of shares granted will be determined using the Company’s closing share price on the vesting date. Shares will be granted and immediately vest on December 31, 2016 if performance is met.

2015 Target Total Direct Compensation

The Decision Making Process

The Compensation Committee, management, and the committee-retained compensation consultant work together in the design of the executive compensation plan with the shared goal of developing and implementing a plan which will assist the Company in the accomplishment of its strategic objectives, fairly reward executives, and be stockholder friendly — as discussed below.

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program. The Compensation Committee is comprised solely of independent, non-employee members of the Board of Directors. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available online (http://www.stewart.com/content/dam/stewart/investor-relations/pdfs/Charter.Comp.2013.pdf).

The Compensation Committee is responsible for determining the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. The Compensation Committee retains an independent compensation consultant to provide relevant information and to advise on best practices. The Compensation Committee consults with the CEO for compensation recommendations for other executive officers and for the purpose of assuring that executive compensation programs do not distort our overall compensation structure. The CEO’s recommendations are based upon the achievement of targeted metrics, the performance of the individual’s respective business or function, and employee retention considerations. The Compensation Committee reviews current compensation best practices with its compensation consultant, considers our CEO’s recommendations and approves in its sole discretion, any compensation changes affecting our executive officers.

The Role of Management

Members of management, including Human Resources, assist the Compensation Committee by providing recommendations that management believes will establish appropriate and market-competitive compensation plans for executive officers consistent with the Company’s compensation philosophy. As part of this process, management collaborates with the Compensation Committee regarding the information provided on market trends, potential compensation plan designs, and industry trends, before making recommendations to the Compensation Committee. In preparation for the 2015 compensation plans, management:

•	Recommended base salaries and cash and incentive targets for executives other than the CEO; and

•	Proposed incentive metrics and targeted performance levels for the short-term and long-term incentive plans, including target value (or number of shares) of performance-based restricted stock.

At the end of the 2015 performance year, management reviewed metric-based performance relative to expectations in 2015 of each executive, and the CEO presented recommendations regarding STI and LTI award payouts for each of the NEOs besides himself.

The Compensation Committee reviews and discusses management’s recommendations in conjunction with its independent compensation consultant when making compensation decisions or recommendations to the full Board.

The Role of the Compensation Consultant

For the 2015 plan year, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) to assist in providing a comprehensive assessment of its executive compensation programs. The Compensation Committee retained the sole authority to select, retain, terminate, and approve fees and other retention terms of the relationship with Pearl Meyer.

Pearl Meyer, the compensation consultant, provides various executive compensation services to the Compensation Committee. Generally, these services include advising the Compensation Committee on the principles of our executive compensation program and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance.

During 2015, Pearl Meyer performed the following services for the Compensation Committee:

•	Conducted an evaluation of incentive compensation program design for executive officers (early 2015);
•	Conducted an evaluation of the total compensation of executive officers of the Company (conducted in late 2015 for 2016);
•	Provided independent recommendations for CEO compensation;
•	Provided the CEO with recommendations for the compensation of other executive officers;
•	Provided independent recommendations on incentive plan metrics; and
•	Reviewed and provided independent recommendations on the annual and long-term incentive plans.

In addition, Pearl Meyer attended meetings of the Compensation Committee, as requested by the Compensation Committee Chair.

The NYSE has adopted guidelines for Compensation Committees to consider when identifying Compensation Committee advisor independence. The Compensation Committee reviewed these guidelines and determined that Pearl Meyer was an independent consultant under these guidelines. This independence was confirmed in writing by Pearl Meyer. Pearl Meyer performed no services for the Company other than those specific to Board Committee assignments regarding executive and non-employee director compensation.

Our management communicated with Pearl Meyer and provided data to Pearl Meyer regarding our executive officers, but did not direct Pearl Meyer’s activities.

Benchmarking and Peer Group Comparison

When considering our compensation practices and levels, the Compensation Committee reviews the compensation practices and levels of the peer group companies to determine market levels. The Compensation Committee periodically reviews the composition of our peer group to ensure that the companies in the group are relevant for comparative purposes, have executive positions with responsibilities similar to ours, and compete with us for executive talent. In order to identify an appropriate peer group, the Compensation Committee and their consultant reviewed data for potential peers relating to revenue, assets, enterprise value, and market capitalization. The Compensation Committee also considered business focus (such as title companies and financial services companies tied to the real estate market) and complexity. Based on these factors, in 2015 the Compensation Committee determined that the companies in the table below would comprise our peer group.

During 2015, Pearl Meyer compiled compensation data from the peer group using proxy statements and other publicly filed documents. Pearl Meyer also provided published survey compensation data from multiple sources. For each survey, Pearl Meyer adjusted the data to appropriately reflect companies of a similar size to the Company.

For each element of compensation for which data was available, Pearl Meyer blended the 25th percentile from the peer group and the published survey data to approximate the 25th percentile for the “market.” A similar process was used to establish the 50th and 75th percentiles. The combination of published survey data and peer compensation data was then used to compare the compensation of our NEOs to comparably titled persons at companies within our peer group and in the survey data.

The following companies comprise our peer group for 2015:

Ticker	Company Name	Primary Business	Financial Size Fiscal Year End 2015
			Revenues ($MM)	Enterprise Value ($MM)
ANAT	American National Insurance Co.	Life insurance	$3,017	$2,750
CRD.b	Crawford & Company	Insurance agents, brokers, and service	$1,192	$285
EMCI	EMC Insurance Group Inc.	Fire, marine, and casualty insurance	$622	$525
EIG	Employers Holdings, Inc.	Fire, marine, and casualty insurance	$752	$876
FAF	First American Financial Corporation	Title insurance	$5,175	$3,904
HCC	HCC Insurance Holdings Inc.	Fire, marine, and casualty insurance	$2,743	NA
HTH	Hilltop Holdings Inc.	Finance services	$1,542	$1,901
IPCC	Infinity Property and Casualty Corp.	Fire, marine, and casualty insurance	$1,484	$926
KMPR	Kemper Corporation	Fire, marine, and casualty insurance	$2,341	$1,909
MCY	Mercury General Corporation	Fire, marine, and casualty insurance	$3,009	$2,569
NAVG	Navigators Group Inc.	Fire, marine, and casualty insurance	$1,059	$1,237
ORI	Old Republic International Corporation	Fire, marine, and casualty insurance	$5,766	$4,802
PHH	PHH Corporation	Mortgage bankers and correspondents	$977	$970
RDN	Radian Group Inc.	Surety insurance	$1,193	$2,770
RLI	RLI Corp.	Fire, marine, and casualty insurance	$795	$2,679
SAFT	Safety Insurance Group Inc.	Fire, marine, and casualty insurance	$798	$851
STFC	State Auto Financial Corp.	Fire, marine, and casualty insurance	$1,369	$851
UFCS	United Fire Group, Inc	Fire, marine, and casualty insurance	$1,035	$961
	75th Percentile		$2,643	$2,679
	MEDIAN		$1,281	$1,237
	25th Percentile		$991	$876
STC	Stewart Information Services Corporation	Title insurance	$2,035	$869
	Percentile ranking		68%ile	23%ile

Source: Standard & Poor’s Capital IQ Database

Executive Compensation Risk Management

The Compensation Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executives and other employees. In fact, the Compensation Committee believes that our compensation program is designed with an appropriate mix of compensation to mitigate these risks. Practices include:

•	Setting base compensation for executives within reasonable ranges of our competitive market and rewarding executives through our STI and LTI plans for exceptional performance when the Company outperforms, which we believe aligns management’s interests with stockholders’ interests;
•	Utilizing financial, operational and individual performance measurements under the STI plan that require both objective and subjective performance determinations, with discretion retained by the Compensation Committee to consider imprudent risk assumption that led to short-term gains and adjust the awards produced under such plan accordingly;
•	Incorporating performance-based long-term incentives, which encourage consistent behavior and reward long-term, sustained performance of the Company;
•	Prohibiting trading of derivatives or hedging by executive officers as required in the Company’s Security Trading and Investment Policy;
•	Regularly benchmarking our current compensation practices, policies and pay levels with our peer group;
•	Requiring a mandatory forfeiture of grants of unvested equity upon a termination by the Company for cause; and
•	Ensuring that our executive compensation program is overseen by a committee of independent directors, who are advised as needed by both internal and external risk experts.

Elements of 2015 NEO Compensation

Base Salaries

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. In establishing base salaries, the Compensation Committee considers a variety of factors, including internal pay equity, operational performance as it relates to an executive’s level of duties and responsibilities applicable to the position held, and historical compensation information. We believe that this is critical to motivate and retain our executives who each have leadership talents and business expertise that make them attractive to other companies.

In connection with its annual review of executive compensation, the Compensation Committee determined that certain NEO’s base salaries should increase, effective January 1, 2015. These increases reflected the Compensation Committee’s evaluation of market data and the performance of the executives, which determined that certain NEOs were below market. The base salaries for each of the NEOs are shown in the table below:

NEO	2014 Base Salary ($)	2015 Base Salary ($)	% Change
Matthew W. Morris	450,000	500,000	11.1%
J. Allen Berryman	325,500	350,000	7.5%
John L. Killea.	309,750	350,000	13.0%
Glenn H. Clements	400,000	420,000	5.0%
Steven M. Lessack	400,000	400,000	0%

Short-Term Incentives

Short-Term Incentive Plan for 2015

The Compensation Committee believes STI compensation is an important part of the compensation package provided by companies with which we compete for executive talent, and therefore a well-reasoned STI approach can help us to be competitive. At the same time, we believe our STI approach motivates our executives to meet our financial and strategic objectives.

Setting Target Award Opportunities

The Compensation Committee established a target award amount for each NEO as a percentage of base salary. This target was used at the end of the year as the base point for determining any actual earned award. In addition, a maximum award opportunity of 200% of target was established. The Compensation Committee sets the target award opportunities based on each NEO’s level of responsibilities and ability to impact our business results, as well as consideration of benchmarking data, as outlined on page 26. 2015 target award opportunities were as follows:

NEO	STI Target (as a % of Base Salary)	STI Target ($)
Matthew W. Morris	100%	$500,000
J. Allen Berryman	40%	$140,000
John L. Killea	30%	$105,000
Glenn H. Clements	100%	$420,000
Steven M. Lessack	70%	$280,000

2015 Performance Metrics, Goals, Results and Bonus Payouts

The Compensation Committee established performance goals for each NEO for 2015, as well as the applicable weight for each of the goals, based on their respective roles within the organization. Our CEO’s and our CFO’s STI bonus payouts are 100% dependent on the achievement of corporate goals. Our other NEOs’ STI bonus payouts are also dependent on the achievement of the same corporate goals as the CEO and CFO, but are further balanced with other business-specific goals that are more closely tied to their roles within the organization.

For 2015, our goals were based upon internal financial projections, an evaluation of the overall economic environment, a subjective assessment of market expectations, specific tactics to support our strategy, and a very narrow range between threshold/target/maximum metric measures.

As discussed earlier, we successfully completed the cost management program announced in 2014, achieving approximately $30 million of annualized savings, exceeding our original goal of $25 million of annualized savings. We expect to leverage the lessons learned to further lower our cost of operations, improving margins in 2016 and beyond.The following tables provide a breakdown of targeted award opportunities, metrics utilized to determine STI payout, performance results, and the actual STI payout for each NEO.

Corporate Goals

The table below provides a summary of the level of achievement and payout earned by each of our NEOs for the Corporate Goals component of our STI program. STI payout for our CEO and our CFO is based entirely on Corporate Goals.

	Performance Range			Actual Performance	Resulting Payout Factor [a]	Weight [b]	% of target Earned [a] x [b]
Corporate Goal	Min	Target	Max
Modified EBITDA(1)	-30.00%	0.00%	20.00%	-27.35%	54.41%	34.00%	18.50%
Modified Pretax Margin(2)	3.41%	5.85%	10.03%	3.83%	58.70%	33.00%	19.37%
Modified Return on Equity(3)	5.16%	8.85%	15.17%	6.57%	69.09%	33.00%	22.80%
Combined Payout Factor							60.67%

(1)	Modified EBITDA is calculated by adjusting EBITDA to remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the Company, from EBITDA.

(2)	Modified Pretax Margin is calculated by dividing modified pretax profits by modified gross revenues.
(3)	Modified Return on Equity is calculated by dividing modified net income attributable to the Company, which is calculated by removing effect of certain items including, but not limited to, certain unusual income tax expense or benefit as determined by the Board of Directors of the Company, from net earnings attributable to the Company, by modified average stockholders’ equity, which is calculated by subtracting accumulated other comprehensive income and accumulated non-controlling interest from stockholders’ equity.

Business-Specific Goals

The table below provides a summary of the level of achievement and payout earned by each of our NEOs, excluding our CEO and CFO, for the Business-Specific Goals component of our STI program.

	Performance Range			Actual Performance	Resulting Payout Factor [a]	Weight [b]	% of target Earned [a] x [b]
NEO	Business-Specific Goal	Min	Target					Max
John L. Killea	Project Attainment(1)	65.00%	80.00%	95.00%	95.00%	200.00%	70%	140.00%
	Budget Attainment(2)	5.00%	0.00%	-5.00%	-4.50%	190.07%	30%	57.02%
Combined Payout Factor								197.02%
Glenn H. Clements	Modified Operating Revenue(3)	-24.81%	7.42%	28.90%	13.60%	128.78%	50%	64.39%
	Modified EBITDA Margin(4)	15.23%	21.75%	28.11%	21.49%	98.02%	50%	49.01%
Combined Payout Factor								113.40%
Steven M. Lessack	Modified Operating Revenue	-27.64%	3.37%	24.04%	6.10%	113.23%	50%	56.62%
	Modified EBITDA Margin	33.67%	48.10%	57.71%	42.95%	82.16%	50%	41.08%
Combined Payout Factor								97.70%

(1)	Project Attainment is measured by determining percentage completion of the annual strategic initiatives for each respective NEO.
(2)	Budget Attainment is the percentage variance between actual expenses and budget expenses for service center executives.
(3)	Modified Operating Revenue (business specific) is calculated by removing the effect of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the Company, from Operating Revenues. The Company’s portion of earnings from equity investees is included in the calculation.
(4)	Modified EBITDA Margin (business specific) is calculated by dividing Modified EBITDA for the business segment by Modified Operating Revenues from the business segment.

Calculating STI Payout

Actual STI award for each of our NEOs is calculated by combining the weighted payout factors for Corporate Goals and Business-Specific Goals, and multiplying the combined factor by each NEO’s target STI opportunity — as shown in the table below:

	Corporate Goals			Business-Specific Goals			Percent of Target Earned [a] + [b]	Times Target STI Opportunity	Equals Actual STI Award
NEO	Payout Factor	Times Weight	[a] Equals Corp. Factor	Payout Factor	Times Weight	[b] Equals Bus. Factor
Matthew W. Morris	60.67%	100%	60.67%	—	—	—	60.67%	$500,000	$303,364
J. Allen Berryman	60.67%	100%	60.67%	—	—	—	60.67%	140,000	84,942
John L. Killea	60.67%	50%	30.24%	197.02%	50%	98.51%	128.75%	105,000	135,190
Glenn H. Clements	60.67%	40%	24.23%	113.40%	60%	68.04%	92.27%	420,000	387,538
Steven M. Lessack	60.67%	40%	24.23%	97.70%	60%	58.62%	82.85%	280,000	231,975

Long-Term Incentives

2015 Long-Term Incentive Plan

We believe that long-term incentives that balance performance-based opportunities with service-based restrictions, help us achieve alignment of stockholder and executive interests by rewarding NEOs for the creation of sustained stockholder value and providing us with a means to retain and motivate high-caliber executives needed to attain our desired performance goals.

Over the last several years, our approach to long-term incentives has evolved with our business strategy, feedback from our stockholders, and market trends. For 2015, we continued to place the heaviest emphasis on performance-based incentives, with two-thirds of the overall annual award vesting contingent upon the achievement of specified financial goals over a three-year performance period (2015 to 2017). The remaining third of the award is provided in the form of time-based restricted shares that cliff vest at the end of 2017 based on continued service.

Performance-Based Incentive Award

The Compensation Committee believes both relative and absolute metrics provide appropriate goals for our long-term incentive awards. Performance-based incentive awards use both a relative total stockholder return (“TSR”) metric versus the Russell 2000 Financial Services Index Companies (“Comparative Group”) and an absolute EPS growth metric. Each metric receives a 33% weighting in the normal annual LTI plan for 2015.

The following table shows the percentage of 2015 performance-based shares that will vest based on the level of performance achieved. No performance-based shares will vest if performance does not exceed the threshold level. Vesting is capped at 200% in the case of above-target performance:

2015 Performance-Based Incentive Award*
	Relative TSR vs. Comparative Group 50% of Performance-Based Award		EPS Growth 50% of Performance-Based Award
	Level of Performance Achieved	Percentage of TSR Portion Vesting	Level of Performance Achieved	Percentage of EPS Portion Vesting
Threshold	40th percentile	50%	5%	50%
Target	60th percentile	100%	10%	100%
Maximum	100th percentile	200%	15%	200%

*	Performance between performance levels will be interpolated.

Time-Based Incentive Award

Time-based incentive awards, granted in the form of restricted stock, are intended to encourage the retention of our NEOs, while providing a continuing incentive to increase stockholder value since the realized value of the award will depend on the Company’s share price at the time an award vests. This award receives a 33% weighting in the normal annual LTI plan for 2015.

Restricted stock vests three years from the date of the award grant. NEOs must be actively employed through the three-year vesting period in order to receive a payout. At the vesting date, any awards are settled in shares of SISCO Common Stock. The number of shares will be based on the grant date fair value divided by closing price of the stock on the grant date.

2015 Target Award Grants

The target award values of the long-term incentives awarded to each of our NEOs was expressed as a percentage of base salary as follows:

	Target LTI (as a % of Base Salary)	Target Value of LTI ($)
NEO		TSR Performance Shares ( 1/3)	EPS Performance Shares ( 1/3)	Time-Based Restricted Stock ( 1/3)	Total
Matthew W. Morris	175%	$291,667	$291,667	$291,667	$875,000
J. Allen Berryman	85%	$99,167	$99,167	$99,167	$297,500
John L. Killea	85%	$99,167	$99,167	$99,167	$297,500
Glenn H. Clements	90%	$126,000	$126,000	$126,000	$378,000
Steven M. Lessack	55%	$73,333	$73,333	$73,333	$220,000

2013 RPU Grants

In 2013, our NEOs were granted restricted performance units (“RPUs”) which could be earned based upon our TSR performance relative to the companies in the Comparative Group through the end of 2015. Based upon our performance at the 52nd percentile of the Comparative Group through the end of 2015, our NEOs earned a payout at 108.4% of target for those awards, as summarized below:

NEO	Target RPU Award Value	Payout Factor (% of Target)	Actual RPU Award
Matthew W. Morris	$200,000	108.4%	$216,800
J. Allen Berryman	93,000	108.4%	100,812
John L. Killea	88,500	108.4%	95,934
Glenn H. Clements	120,000	108.4%	130,080
Steven M. Lessack	80,000	108.4%	86,720

Other Practices, Policies and Guidelines

Share Ownership Guidelines

The Compensation Committee bases a large part of its compensation philosophy on aligning the interests of our executives with those of our stockholders. As a result, the Compensation Committee has adopted share ownership guidelines for our senior executive officers. These guidelines require the following levels of ownership:

Share Ownership Guidelines
NEO	Required Ownership as a Multiple of Salary
CEO	6.0x
Other NEOs	0.3x – 1.0x

These levels of ownership must be achieved within a five-year period from the date an individual becomes an executive officer.

The Compensation Committee annually monitors whether the executives have appropriate share ownership requirements based on their incentive plan targets and stock price, and adjusts the requirements accordingly. In addition, they monitor whether the executives have satisfied or are making progress toward satisfying the share ownership guidelines. In making this determination, the Compensation Committee considers Common Stock deemed to be held in the Stewart 401(k) Savings Plan, Common Stock beneficially owned by the executive (but excluding options whether or not exercisable), and restricted Common Stock granted to the executive.

As of December 31, 2015, each NEO was in compliance with the share ownership guidelines.

Equity Award Policies

The Compensation Committee has a policy against making equity grants to our executives until any material non-public information has been disclosed to the public.

Clawback Policy

The Company and the Board reserve the right to recover (or “clawback”) from certain current and/or former key employees any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:

•	There is a restatement of Company financials due to material noncompliance with any financial reporting requirement;
•	The Board determines that the current or former employee has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the noncompliance that resulted in the requirement to restate Company financials; and
•	The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.

Health and Welfare Plans

Our executives, along with all other associates, are eligible to participate in our medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other applicable employee benefits.

Defined Contribution Plan

The primary tax qualified long-term compensation plan we have for our employees in the United States is the Stewart 401(k) Savings Plan. Our executives also participate in this plan on the same terms as our other associates.

Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified, elective, deferred compensation plan designed to supplement any existing qualified plans and provide an extra financial benefit to key personnel and highly compensated employees. The Company supports this plan as an additional method for key personnel and highly compensated employees to plan for retirement. The Company established the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 1999, and amended and restated it on January 1, 2005, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations (T.D. 9321) thereunder. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. Three NEOs (Matthew W. Morris, John L. Killea and Glenn H. Clements) were active in this plan for 2015.

Deductibility of Executive Compensation

Limitations on the deductibility of executive compensation imposed by Section 162(m) of the Code have recently affected the Company. Accordingly, the Company undertook actions during 2014 and 2015 that are expected to significantly reduce, if not eliminate, the amount of disallowed deductions going forward. Even though the Company intends to comply with Section 162(m) of the Code, there may be instances when certain awards cannot be designed, or otherwise fail, to satisfy the requirements of Section 162(m) of the Code and may not be deductible.

Executive Employment Agreements

The Board has approved, based on the recommendation of the Compensation Committee, the provision of certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide under each agreement, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our

Compensation Committee believes are valuable to us when an executive’s employment terminates. In addition, the Compensation Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction.

The employment agreements articulate the terms and conditions of the executives’ employment with the Company, including termination provisions and applicable restrictive covenants. Generally, each agreement contains the following provisions:

•	Term: initial three-year employment term. Following the completion of the initial term, each agreement will automatically be extended annually for one-year terms, unless at least ninety days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date.
•	Salary: initial minimum base salary, subject to annual review and increase by the Board.
•	STI and LTI Participation: opportunity to participate in the Company’s STI and LTI Plans subject to annual review by the Compensation Committee. No agreements include any guaranteed amounts under either our STI or LTI Plans, except as set forth in any accelerated vesting provisions of the respective agreements.
•	Benefit Plan Participation: opportunity to participate in other Benefits offered to employees such as group life, medical plan, and other so called “fringe benefits.”
•	Perquisites: perquisites are limited to car allowance, normal paid association and membership dues as needed for the position, executive development up to $5,000, additional executive life insurance for some NEOs (John L. Killea, Glenn H. Clements and Steven M. Lessack), and country club dues for two NEOs (Matthew W. Morris and Glenn H. Clements).
•	Severance and Change in Control Provisions: described in more detail in the “Potential Payments upon Termination or Change in Control” section, starting on page 39. Based on a review of peer group practices by Pearl Meyer, it was determined that the multiples for base salary in the event of termination under Change in Control were below market. The Compensation Committee approved this change in principle to 3x for the CEO and 2x for the other NEOs on January 22, 2015.
•	Additional Stockholder-Friendly Requirements: minimum Company stock ownership requirements and restricted covenants including confidentiality, non-competition, and non-solicitation.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes compensation information for each of our NEOs for the three years ended December 31, 2015, for each year they were NEOs.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1)(2) (e)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Defined Benefit Plan Value & Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	SEC Total ($) (j)
Matthew W. Morris Chief Executive Officer	2015	500,000		874,959	520,164	0	69,716	1,964,839
	2014	450,000		3,487,494	0	1,051	24,157	3,962,702
	2013	400,000		300,000	845,960	1,228	34,043	1,581,231
J. Allen Berryman Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer	2015	350,000		297,468	185,754		33,764	866,986
	2014	325,500		2,229,673	58,113		12,615	2,625,901
	2013	310,000		139,500	339,251		9,508	798,259
John L. Killea Chief Legal Officer, General Counsel and Chief Compliance Officer	2015	350,000		297,468	231,124	0	65,124	943,716

Glenn H. Clements Group President, Direct Operations	2015	420,000		377,919	517,618	0	99,293	1,414,830
	2014	400,000		2,760,000	134,126	1,349	63,794	3,359,269
	2013	400,000		180,000	1,017,307		23,809	1,621,116
Steven M. Lessack Group President, International	2015	400,000		220,018	318,695		285,245	1,223,958
	2014	400,000		2,620,002	190,526		187,544	3,398,072
	2013	400,000		120,000	569,592		135,312	1,224,904

(1)	Represents grant date fair value of stock awards granted in the designated year completed in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. More information on fiscal 2015 Stock Awards is set forth in “Compensation Discussion and Analysis — Elements of 2015 NEO Compensation — Long-Term Incentives” on page 31 and in “Grants of Plan-Based Awards” below.
(2)	Stock awards in 2014 include the value of a one-time “challenge” Performance Share Award under the Key Employee Equity Plan (KEEPs). The plan performance period for the KEEPs is January 1, 2014 through December 31, 2016 and is based on achievement of an aggressive threshold of $5 earnings per share. Performance Shares immediately vest if performance is met. If $5 EPS threshold is not achieved by December 31, 2016, there is no payout under this plan.
(3)	The dollar amounts listed represent cash incentive awards paid to the NEOs. More information on fiscal 2015 Non-Equity Incentive Plan Compensation is set forth in “Compensation Discussion and Analysis — Elements of 2015 Named Executive Officer Compensation,” and “Compensation Discussion and Analysis — Short-Term Incentives for 2015 and Cash-Based Performance Units for 2015.” Amounts listed for 2015 include the following Non-Equity Incentive Compensation: Matthew W. Morris: $303,364 (STI) / $216,800 (RPU); J. Allen Berryman: $84,942 (STI) / $100,812 (RPU); John L. Killea: $135,190 (STI) / $95,934 (RPU); Glenn H. Clements: $387,538 (STI) / $130,080 (RPU); Steven M. Lessack: $231,975 (STI) / $86,720 (RPU).

(4)	No NEO realized nonqualified deferred compensation plan earnings in 2015 that were above market (greater than 120% of the applicable federal long-term rate). More information may be found in the “Nonqualified Deferred Compensation” table below.
(5)	See the following table captioned “All Other Compensation.”

All Other Compensation

Item	Matthew W. Morris	J. Allen Berryman	John L. Killea	Glenn H. Clements	Steven M. Lessack
Other Compensation
Life insurance premiums	1,042	3,827	33,311	56,645	41,025
Long-term disability insurance premiums	4,154	4,521	6,376	4,891	6,680
Restricted stock dividends(1)	48,450	18,216	17,037	22,626	13,898
Cost of living adjustment related to foreign assignment(2)					55,566
Taxes related to foreign assignment(2)					54,306
Tax equalization related to foreign assignment(2)					87,643
Tax return preparation(2)					10,096
Housing related to foreign assignment(2)					16,031
Perquisites
Personal use of company-owned auto or car allowance	7,200	7,200	8,400	9,600
Country club dues	8,870			5,531
Totals	$69,716	$33,764	$65,124	$99,293	$285,245

(1)	Includes dividends paid in cash (on 2013 grant that vested December 31, 2015 and the 2014 grant that vests December 31, 2016) as well as accumulated dividends that will be paid upon vesting (on 2015 grant that vests December 31, 2017) as follows: Matthew W. Morris: $35,458 (cash) / $12,992 (accumulated); J. Allen Berryman: $13,799 (cash) / $4,417 (accumulated); John L. Killea: $12,620 (cash) / $4,417 (accumulated); Glenn H. Clements: $17,014 (cash) / $5,612 (accumulated); Steven M. Lessack: $10,631 (cash) / $3,267 (accumulated).
(2)	These amounts for Steven M. Lessack are in relation to working outside the home country.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based equity and non-equity awards for the year ended December 31, 2015.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Matthew W. Morris	1/1/2015	(1)	250,000	500,000	1,000,000
	1/1/2015	(2)				291,653	583,306	1,166,612		583,306
	1/1/2015	(3)							7,874	291,653
J. Allen Berryman	1/1/2015	(1)	70,000	140,000	280,000
	1/1/2015	(2)				99,156	198,312	396,624		198,312
	1/1/2015	(3)							2,677	99,156
John L. Killea	1/1/2015	(1)	52,500	105,000	210,000
	1/1/2015	(2)				99,156	198,312	396,624		198,312
	1/1/2015	(3)							2,677	99,156
Glenn H. Clements	1/1/2015	(1)	210,000	420,000	840,000
	1/1/2015	(2)				125,973	251,946	503,892		251,946
	1/1/2015	(3)							3,401	125,973
Steven M. Lessack	1/1/2015	(1)	140,000	280,000	560,000
	1/1/2015	(2)				73,339	146,678	293,357		146,678
	1/1/2015	(3)							1,980	73,339

(1)	Reflects 2015 Short-Term Incentive Award. More information on fiscal 2015 Non-Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Short-Term Incentives.”
(2)	Reflects Long-Term Performance Share Award. More information on fiscal 2015 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentives.”
(3)	Reflects Long-Term Incentive Restricted Stock Award. More information on fiscal 2015 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentives.”

The following table sets forth certain information concerning the outstanding equity awards held by each of our NEOs for the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Matthew W. Morris(1)	1,600	26.83	11/30/2017
Matthew W. Morris(2)				17,171	640,993	31,854	1,189,110
Matthew W. Morris(3)							2,700,000
J. Allen Berryman(2)				6,392	238,613	11,013	411,115
J. Allen Berryman(3)							1,953,000
John L. Killea(2)				5,451	203,486	10,739	400,887
John L. Killea(3)							1,858,500
Glenn H. Clements(2)				7,194	268,552	14,165	528,779
Glenn H. Clements(3)							2,400,000
Steven M. Lessack(2)				4,298	160,444	8,459	315,774
Steven M. Lessack(3)							2,400,000

(1)	This option was part of an earlier Long-Term Incentive Plan. The Company no longer uses stock options as incentives.
(2)	Represents performance-based and time-vested restricted stock awards granted in 2014 and 2015. The shares granted in 2014 have a vesting date of December 31, 2016. The shares granted in 2015 have a vesting date of December 31, 2017.
(3)	These Equity Incentive Plan Awards reflect a one-time “challenge” performance share award under the Key Employee Equity Plan (KEEPs). The plan performance period for KEEPs is January 1, 2014 through December 31, 2016 and is based on achievement of an aggressive threshold of $5 EPS. Performance shares vest immediately if performance is met. If $5 EPS threshold is not achieved by December 31, 2016, there is no payout under this plan.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Matthew W. Morris			13,538	503,734
J. Allen Berryman			6,965	258,436
John L. Killea			5,106	190,607
Glenn H. Clements	4,000	29,400	6,923	258,436
Steven M. Lessack			4,615	172,278

Nonqualified Deferred Compensation Plans

The Company established the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 1999, and amended and restated it on August 27, 2009. The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. Assets set aside by the Company to fund these plan benefits are held in a separate rabbi trust. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. Three of the NEOs (Matthew W. Morris, John L. Killea and Glenn H. Clements) participated in the Deferred Compensation Plan in 2015.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Company Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)
Matthew W. Morris	0	0	-65	0	50,997
John L. Killea	0	0	-33	0	115,536
Glenn H. Clements	0	0	3,524	0	324,619

Potential Payments upon Termination or Change in Control

Each of the executives (or their beneficiaries) would be entitled to certain payments upon termination of employment. In the case of death, these would include the following “Accrued Amounts”:

•	Any portion of the executive’s accrued but unpaid base salary and accrued but unused vacation time that shall have been earned prior to the termination but not yet paid;
•	Any short-term incentive and long-term incentive payments for the prior fiscal year that shall have been earned prior to the termination and not yet paid;
•	Any employee benefits (401(k) Plan) that have vested as of the date of termination as a result of participation in any of the Company’s benefit plans; and
•	Any expenses with respect to which they are entitled to reimbursement.

In the case of retirement, or involuntary termination without “Cause” or “Good Reason,” in exchange for a general release of claims, the executive is generally entitled to:

•	Accrued Amounts;
•	Twenty-four to thirty-six months of base salary (3x base for CEO; 2x base for all other executives);
•	An extension of medical and dental benefits at the employee rate for up to 12 months;
•	All unvested long-term incentive compensation that becomes vested on a pro-rata basis, and shall be based on actual results compared to target objectives at the end of the incentive period, if executive was actively employed at least 25% of the applicable performance period; and
•	Outplacement services not to exceed $10,000 (for involuntary termination without “Cause” or “Good Reason”).

In case of a qualifying termination in connection with a change in control, in exchange for a general release of claims, the executive is generally entitled to:

•	Accrued Amounts;
•	Twenty-four to thirty-six months of base salary (3x base for CEO; 2x base for all other executives);
•	An extension of medical and dental benefits at the employee rate for up to 12 months;
•	All unvested long-term incentive compensation that becomes fully vested and unrestricted as a result of this type of termination; and
•	Outplacement services not to exceed $10,000.

If terminated upon disability, the executive would be limited solely to the payment of the Accrued Amounts, extension of medical and dental benefits, and unvested long-term incentive compensation as allowed under termination for retirement or involuntary termination without “Cause” or “Good Reason.”

All executives are required to sign a confidentiality, non-competition and non-solicitation agreement. If executive violates the provisions, the executive forfeits any unvested awards and incentive plan benefits.

Matthew W. Morris	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	1,000,000	1,000,000	0	1,500,000	0	0	0
Nonequity Incentive Compensation	0	0	0	0	0	0	0
Accelerated Vesting of Cash-Based Performance Units	0	0	0	0	0	0	0
Accelerated Vesting of Performance Shares and Restricted Stock(1)	3,630,607	3,630,607	0	4,530,103	4,530,103	3,630,607	3,630,607
Continuation of Insurance Benefits	22,480	22,480	0	22,480	0	22,480	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	4,653,087	4,663,087	0	6,062,583	4,530,103	3,653,087	3,630,607

J. Allen Berryman	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	350,000	350,000	0	700,000	0	0	0
Nonequity Incentive Compensation	0	0	0	0	0	0	0
Accelerated Vesting of Cash-Based Performance Units	0	0	0	0	0	0	0
Accelerated Vesting of Performance Shares and Restricted Stock(1)	2,120,965	2,120,965	0	2,602,729	2,602,729	2,120,965	2,120,965
Continuation of Insurance Benefits	22,480	22,480	0	22,480	0	22,480	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	2,493,445	2,503,445	0	3,335,209	2,602,729	2,143,445	2,120,965

John L. Killea	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	350,000	350,000	0	700,000	0	0	0
Nonequity Incentive Compensation	0	0	0	0	0	0	0
Accelerated Vesting of Cash-Based Performance Units	0	0	0	0	0	0	0
Accelerated Vesting of Performance Shares and Restricted Stock(1)	2,002,428	2,002,428	0	2,462,873	2,462,873	2,002,428	2,002,428
Continuation of Insurance Benefits	8,469	8,469	0	8,469	0	8,469	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	2,360,897	2,370,897	0	3,181,342	2,462,873	2,010,897	2,002,428

Glenn H. Clements	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	420,000	420,000	0	840,000	0	0	0
Nonequity Incentive Compensation	0	0	0	0	0	0	0
Accelerated Vesting of Cash-Based Performance Units	0	0	0	0	0	0	0
Accelerated Vesting of Performance Shares and Restricted Stock(1)	2,600,963	2,600,963	0	3,197,331	3,197,331	2,600,963	2,600,963
Continuation of Insurance Benefits	24,798	24,798	0	24,798	0	24,798	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	3,045,761	3,055,761	0	4,072,129	3,197,331	2,625,761	2,600,963

Steven M. Lessack	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	400,000	400,000	0	800,000	0	0	0
Nonequity Incentive Compensation	0	0	0	0	0	0	0
Accelerated Vesting of Cash-Based Performance Units	0	0	0	0	0	0	0
Accelerated Vesting of Performance Shares and Restricted Stock(1)	2,359,892	2,359,892	0	2,876,219	2,876,219	2,359,892	2,359,892
Continuation of Insurance Benefits	8,907	8,907	0	8,907	0	8,907	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	2,768,799	2,778,799	0	3,695,126	2,876,219	2,368,799	2,359,892

(1)	Includes a one-time “challenge” Performance Share Award under the special Key Employee Equity Plan (KEEPs) as described above.

Compensation of Directors

Our directors received fees as follows during the year ended December 31, 2015:

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)		Bonus ($)		Stock Awards ($)(1) (c)		Change in Defined Benefit Plan Value and Nonqualified Deferred Compensation Earnings ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	All Other Compensation ($) (g)	Total ($) (h)
Arnaud Ajdler	108,000				60,000				3,000	171,000
Thomas G. Apel	143,500				160,000	(2)			5,000	308,500
James Chadwick	65,000				60,000				4,000	129,000
Glenn C. Christenson	95,500				60,000				5,000	160,500
Robert L. Clarke	70,500				106,000					176,500
Paul W. Hobby	24,000				106,000					130,000
Frank Keating	71,000				106,000				4,000	181,000
Laurie C. Moore	96,000				106,000					202,000
Malcolm S. Morris	275,000	(3)	150,000	(4)			124,591		1,962	551,553
Stewart Morris, Jr.	275,000	(3)	150,000	(4)			135,140		2,339	562,479

(1)	The annual stock award to directors was valued based on the market value per share of Common Stock at the close of business on the first business day following the 2015 annual meeting of stockholders.
(2)	Includes a $100,000 stock award paid in March of 2015 as compensation for increased duties related to activist investor activity.
(3)	Malcolm S. Morris and Stewart Morris, Jr. received salaries under their employment agreements with the Company in lieu of SISCO’s director fees.
(4)	Malcolm S. Morris and Stewart Morris, Jr. received transition incentive payments under their employment agreements with the Company. More information may be found under “Compensation of Vice Chairmen” in this section.

Compensation for our non-management directors for 2015 consisted of: cash compensation, consisting of annual retainers for all Board members and Committee Chairs, equity compensation consisting of stock awards, and certain other compensation. Each of the current components of our non-management director compensation is described in more detail below. In 2015, we paid an annual retainer to Board members and Committee Chairs as follows:

•	Annual cash Board retainer of $40,000
•	Annual stock Board retainer of $60,000, which is fully vested at the time of grant
•	Annual cash Chairman of the Board retainer of $70,000
•	Annual cash Committee Chair retainers in the following amounts:
º	Executive — $10,000
º	Audit — $15,000
º	Compensation — $10,000
º	Nominating and Corporate Governance — $10,000
•	Meeting fees in the following amounts:
º	Board of Directors — $3,000 in-person/$2,000 telephonic (in the event a director must travel from out of state, an additional $1,000 fee is paid)
º	Executive — $2,500 ($250 for written approval)

º	Audit — $2,500
º	Compensation — $2,000
º	Nominating and Corporate Governance — $2,000

Directors have the option to take the entire retainer in stock. They must notify the Secretary of such election by January 31 of each year. If they choose this option, they will be granted a 15% bonus on the portion that would otherwise be paid in cash, payable in stock only.

In addition, we reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

All Other Compensation

Item	Arnaud Ajdler	Thomas G. Apel	James Chadwick	Glenn L. Christenson	Frank Keating	Malcolm S. Morris	Stewart Morris, Jr.
Other Compensation
Travel fees(1)	3,000	5,000	4,000	5,000	4,000
Restricted stock dividends						1,600	1,600
Life insurance premiums						362	739

(1)	Directors who reside outside of the state receive a travel fee of $1,000 for attendance at in-person meetings.

Compensation of Vice Chairmen

In 2011, the former Co-CEOs, Malcolm S. Morris and Stewart Morris, Jr. moved into non-operational roles with the Company, as Vice Chairmen of the Board, each with an annual salary of $275,000. In their roles, they serve as Company ambassadors and advisors performing tasks assigned by the CEO and the Board. For example, Stewart Morris, Jr. serves as a member of the board of directors of the American Land Title Association, a position ensuring that the Company has a voice at the major title industry association.

At that time, to ensure that their non-operational advisor relationships were clear and that their employment was limited in time, the Company entered into employment agreements with each of the Vice Chairmen. Per the terms of such employment agreements, an aggregate transition payment of $750,000 was to be paid to each of the Vice Chairmen at a rate not to exceed $150,000 each year during the first four years of the employment term. To be certain that the annual transition payment is affordable to the Company, the full annual transition amount is paid only if the Company’s net annual Company earnings are at least $30 million for each of the relevant fiscal years. Should the Company earn less than $30 million during any such relevant fiscal year, the annual transition payment for that year will be reduced proportionally. At the end of the five-year employment period, ending in December 2016, based upon the amount of the prior annual transition payments, each Vice Chairman will receive an amount equal to $150,000. The signed employment agreements are consistent with those of Company officers.

In connection with the execution of the exchange agreement (the “Agreement”), referenced in “Proposal 4” below, between the Company and Malcolm S. Morris, Matthew William Morris, Stewart Morris, Jr., Morris Children Heritage Trust and Stewart Security Capital, LP, the Company and each of Malcolm S. Morris and Stewart Morris, Jr. entered into employment agreements (the “Employment Agreements”), dated January 26, 2016, with respect to each of Messrs. Morris and Morris, Jr.’s continued employment with the Company in their capacities as the Company’s non-operational executives.

The term of each Employment Agreement is three (3) years from the effective date, January 1, 2017. Pursuant to the terms of their respective Employment Agreements, Messrs. Morris and Morris, Jr. are entitled to receive annual salaries of not less than $164,000 per year, subject to increase if the compensation paid to members of the Board increases in future years, plus customary vacation, medical, dental and life insurance benefits and reimbursement of certain qualified business expenses by the Company.

In 1986, we entered into agreements with each of Malcolm S. Morris and Stewart Morris, Jr., pursuant to which he or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $133,333 to him. For purposes of such agreements, each beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a beneficiary under certain insurance policies will reduce payments due to such beneficiary or his designee under such agreement. We have paid no premiums on these policies since 2001. Malcolm S. Morris began receiving his payments in 2011 when he turned age 65. Stewart Morris, Jr. began receiving his payments in 2013 when he turned age 65. Each receive his payment on or as soon as administratively feasible after his birthday each year.

Consistent with Company policy, as employees of the Company, the Vice Chairmen receive no cash, stock, or other fees for service on the Board.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2015, with respect to compensation plans under which our Common Stock may be issued:

Plan Category	Number of securities to be issued upon exercise of warrants and rights (a)	Weighted-average exercise price of outstanding rights (b)	Number of securities remaining available for equity compensation plans (excluding securities referred in column (a)) (c)(1)
Equity compensation plans approved by security holders	7,800	$33.42	824,374
Equity compensation plans not approved by security holders	0	0	0
Total	7,800	$33.42	824,374

(1)	This does not reflect the KEEPs award, which is based on attainment of an aggressive EPS target. Should that target be attained by the vesting date of December 31, 2016, the award value will be based on a multiple of 2014 base salary, and the resulting number of shares granted and vested will be based on the Company’s closing stock price on the vesting date.

Compensation Committee Report

To the Board of Directors of Stewart Information Services Corporation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the proxy statement with the Company’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Laurie C. Moore, Chair
Frank Keating
Arnaud Ajdler
James Chadwick

Dated: March 9, 2016

PROPOSAL NO. 2

ADVISORY VOTE REGARDING THE COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis beginning on page 20 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors for 2015 with respect to our CEO and other executive officers named in the Summary Compensation Table on page 35 (whom we refer to as the NEOs). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Board of Directors is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
KPMG LLP
AS STEWART INFORMATION SERVICES CORPORATION’S
INDEPENDENT AUDITORS FOR 2016

KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2015. Our Audit Committee has reappointed KPMG LLP as our principal independent auditors for our fiscal year ending December 31, 2016. Our stockholders are being asked to vote to ratify the appointment of KPMG LLP. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new independent auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. We expect representatives of KPMG LLP to be present at the meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Audit and Other Fees

The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:

	Year Ended December 31
	2015	2014
Audit fees(1)	$1,718,000	$1,739,369
Audit-related fees	92,700	31,870
Tax fees(2)	5,100	5,709
All other fees	—	—

(1)	Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of financial consolidated statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.
(2)	Fees for professional services rendered by KPMG LLP primarily for tax compliance, tax advice and tax planning.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors. Since May 6, 2003, the effective date of the SEC’s rules requiring preapproval of audit and non-audit services, 100 percent of the services identified in the preceding table were preapproved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS STEWART INFORMATION SERVICES CORPORATION’S INDEPENDENT AUDITORS FOR 2016.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the Board of Directors for the general oversight of the Company’s processes in the following areas: financial accounting and reporting, systems of internal control, audit, and monitoring compliance with laws and regulations and standards for corporate compliance. The Company’s management has primary responsibility for preparing the consolidated financial statements and for the Company’s financial reporting process. The Company’s independent auditors, KPMG LLP, are responsible for expressing an opinion on the Company’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Stewart’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Each of the members of the Audit Committee is “independent” as defined under the listing standards of the NYSE.

The undersigned members of the Audit Committee have submitted this report:

Robert L. Clarke, Chair
Laurie C. Moore
Glenn Christenson

Dated: February 17, 2016

PROPOSAL NO. 4

EXCHANGE OF CLASS B STOCK FOR COMMON STOCK AND CASH

On January 26, 2016, the Company entered into the Agreement with Malcolm S. Morris, Matthew William Morris, Stewart Morris, Jr., Morris Children Heritage Trust and Stewart Security Capital, LP, which collectively constitute all of the Company’s Class B Stockholders, relating to the exchange of the Class B Stock for the Company’s Common Stock and cash, pursuant to which the dual class capital structure of the Company would be eliminated (the “Exchange”). Pursuant to the Agreement and in accordance with the NYSE rules, the Company is putting forth the following Exchange Proposal to a vote of stockholders at the 2016 Annual Meeting. The Board has unanimously approved the Agreement and unanimously recommends that stockholders vote for the Exchange Proposal.

This description of the material terms of the Exchange Proposal and the Agreement set forth below is qualified by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 27, 2016.

The Company’s Common Stock and Class B Stock will vote together as a single class with respect to the approval of the Exchange Proposal. Approval of the Exchange Proposal requires the affirmative vote of the majority of the shares voted in person or by proxy at the 2016 Annual Meeting.

Background of our Current Capital Structure and the Advisory Proposal

As provided in the Company’s Certificate of Incorporation, the Company has maintained a dual class capital structure with two classes of common stock: (i) Common Stock, par value $1.00 per share, of the Company; and (ii) Class B Stock, par value $1.00 per share, of the Company, both of which have existed since shares of the Company were first offered to the public on March 20, 1970.

The relative rights, preferences, qualifications, limitations or restrictions of the Common Stock and Class B Stock are identical in all respects except for voting rights and dividend rights. The Company’s existing Certificate of Incorporation and the Company’s existing By-Laws, among other things, provide that:

•	at each election for directors to the Company’s Board, for so long as there are 1,050,000 Class B Stock issued and outstanding, the Class B Stockholders are entitled to elect four (4) of the nine (9) directors that comprise the Board and to nominate the Chairman of the Board;
•	those directors elected by the Class B Stockholders may be removed, with or without cause, only by the Class B Stockholders, thereby limiting the rights of the Common Stockholders;
•	for any action to be a valid act of the Board, six (6) of the nine (9) directors must approve any such action, effectively allowing those directors elected by the Class B Stockholders a veto right for all Board actions;
•	any amendment to the By-Laws must be approved by a majority vote of those directors elected by the Class B Stockholders, voting as a separate class than the directors elected by the Common Stockholders; and
•	in the event of a vacancy of a director elected by the Class B Stockholders, only the majority of outstanding directors elected by the Class B Stockholders, or a sole remaining director elected by the Class B Stockholders, is entitled to choose a successor or fill the newly created directorship (collectively, the “Control Features”).

As of the record date for this 2016 Annual Meeting, 22,677,956 shares of the Company’s Common Stock and 1,050,012 shares of the Company’s Class B Stock were outstanding and entitled to vote. Also, as of the record date for this 2016 Annual Meeting, the outstanding Class B Stock represented approximately 4.42% of the total outstanding shares of the Company’s capital stock.

In the Company’s proxy statement and proxy card for the 2015 annual meeting of stockholders, the Board put forth for a vote of stockholders an advisory proposal recommending that the Board submit a proposal to the Company’s Common Stockholders and Class B Stockholders relating to the exchange of the Class B Stock into Common Stock, thereby eliminating the dual class capital structure of the Company

(the “Advisory Proposal”). At the Company’s 2015 annual meeting of stockholders, held on May 1, 2015, 91.3 percent of the votes cast by the Company’s stockholders voted “For” the Advisory Proposal. Since the date of the 2015 annual meeting of stockholders, representatives of the Board and an Ad Hoc Committee of the Board have had discussions with representatives of the Class B Stockholders regarding the elimination of the dual class capital structure of the Company.

After consideration of the issues associated with, among other things, having a class of stock with superior voting rights for the election of directors and upon consultation with the Company’s management, the members of the Ad Hoc Committee of the Board and the Company’s outside legal and financial advisors, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to retire the Class B Stock and eliminate its Control Features in a value-for-value exchange. As a result, the Board recommends that stockholders vote to approve the Exchange Proposal.

Reasons for the Exchange

In determining to approve the Agreement and recommend the Exchange Proposal for approval by the stockholders, the Board, in consultation with the Company’s management, the members of the Ad Hoc Committee of the Board and the Company’s outside legal and financial advisors, carefully considered, among other things, the following material factors:

•	alignment of the economic interests and voting rights of all stockholders;
•	elimination of the Class B Stockholders’ Control Features;
•	reduction in the concentration of the Class B Stockholders’ voting power;
•	alignment of the capital allocation interests of all stockholders;
•	alignment with corporate governance best practices;
•	acknowledgement of and response to the 2015 Advisory Proposal vote on this issue and the recognition that many of the Company’s Common Stockholders had concerns with the dual class capital structure; and
•	improved liquidity, trading efficiencies and an expanded investor base for the Company.

The discussion in this proxy statement of the information and factors considered by the Board is not intended to be exhaustive, but includes all material factors considered by the Board in making its decision. In view of the wide variety of factors considered in connection with the evaluation of the Agreement and the Exchange Proposal, as well as the complexity of these matters, the Board did not find it useful to, and did not attempt to, quantify, rank, or otherwise assign relative weights to these factors. In addition, the individual members of the Board may have assigned different weight to different factors.

Conditions Precedent to Effectiveness of the Exchange

Completion of the Exchange requires, among other things:

•	the exchange of 1,050,012 shares of Class B Stock for 1,050,012 shares of Common Stock plus $12,000,000 in cash in the aggregate;
•	the approval of the Exchange Proposal by affirmative vote of the majority of the votes cast by the Common Stockholders and Class B Stockholders, voting together as a single class, in person or by proxy at the 2016 Annual Meeting;
•	the approval by the NYSE of the listing of the Common Stock to be issued in the Exchange on the NYSE;
•	the accuracy of the representations and warranties of the Company and each of the Class B Stockholders (subject to specified materiality standards set forth in the Agreement); and
•	the absence of any injunction being issued that would prevent the consummation of the transactions contemplated by the Agreement and the material compliance by the Company and the Class B Stockholders with their respective obligations under the Agreement.

The Exchange Proposal and the actual completion of the Exchange are not conditioned on stockholder approval of Proposals 5, 6, 7 or 8.

Certain Effects of the Exchange Proposal

If the proposed Exchange Proposal is approved by the stockholders and becomes effective, the Class B Stockholders will exchange 1,050,012 shares of Class B Stock for 1,050,012 shares of Common Stock plus $12,000,000 in cash in the aggregate (which, on a pro rata basis, equates to $11.43 per share of Class B Stock). Such Exchange will have the following effects, among others, on the Common Stockholders and Class B Stockholders:

•	Voting Power — Election of Directors. The Class B Stockholders are currently entitled to elect four (4) of the nine (9) directors that comprise the Board and to nominate and elect the Chairman of the Board. The Common Stockholders are currently entitled to elect five (5) of the nine (9) directors that comprise the Board. After the completion of the Exchange, all holders of the Company’s outstanding shares of capital stock (Common Stock and Class B Stock) will have identical voting rights for the election of directors. As a result, all stockholders will be entitled to vote on, elect and remove all of the directors that comprise the Board.
º	In addition, the Company’s Certificate of Incorporation and the Delaware General Corporation Law (the “DGCL”) require a separate vote by shares of a class of stock if an amendment to the Certificate of Incorporation would alter or change the powers, preferences or special rights of the shares of such class so as to adversely affect its powers, preferences or rights. After the completion of the Exchange and the elimination of the Company’s dual class capital structure, these provisions will no longer be applicable to the Company.
•	Voting Power — All Other Matters. As to all matters on which the Company’s stockholders are entitled to vote other than for the election of directors to the Board, the Common Stockholders and Class B Stockholders are entitled to cast one (1) vote per share. The Exchange will have no impact on the voting power of Common Stockholders.
•	Economic Equity Interests. The proposed Exchange will have no impact on the economic equity interests of the Company’s Common Stockholders and Class B Stockholders, including with regard to dividends payable in property (other than cash or stock), liquidation rights or redemption. As a result of the Exchange, Class B Stockholders will no longer be subject to the limitation on cash dividends currently applicable as set forth in the Certificate of Incorporation. As of the record date for the 2016 Annual Meeting, the shares held by the Common Stockholders and the Class B Stockholders represented approximately 95.58% and 4.42%, respectively, of the total outstanding shares of the Company’s capital stock. After the Exchange, the shares of Common Stock to be held by the current Class B Stockholders and the shares of Common Stock currently held by the existing Common Stockholders would represent the same proportions of the total outstanding shares of the Company’s capital stock as they had immediately prior to the Exchange.
•	Capitalization. The Exchange will have no impact on the total issued and outstanding shares of the Company’s capital stock. As of the record date for the 2016 Annual Meeting, there were 23,727,968 shares of the Company’s capital stock issued, outstanding and eligible to vote, consisting of 22,677,956 shares of Common Stock and 1,050,012 shares of Class B Stock. As a result of the Exchange, there would be 22,677,956 shares of Common Stock outstanding immediately after the effective time of the Exchange and no shares of Class B Stock outstanding. Therefore, the Exchange will not impact the total issued and outstanding shares of the Company’s capital stock, but rather will only increase the number of shares of Common Stock outstanding in an amount equivalent to the number of shares of Class B Stock outstanding prior to the Exchange.
º	In addition, the Exchange will not increase the Company’s total number of authorized shares of Common Stock unless stockholders vote to approve an amendment to the Certificate of Incorporation, as set forth in “Proposal 5” below. Accordingly, after the completion of the Exchange and if Proposal 5 is approved, the authorized capital stock of the Company will consist of 51,500,000 shares of Common Stock and 1,000,000 of preferred stock (compared to the current authorized capital stock of the Company which consists of 50,000,000 shares of Common Stock, 1,500,000 shares of Class B Stock and 1,000,0000 shares of preferred stock). No shares of preferred stock are currently outstanding or will be outstanding immediately following the Exchange.
•	Market Price. After the Exchange, the market price of shares of Common Stock will depend, as before the Exchange, on many factors including, among others, the Company’s future performance, general market conditions and conditions in the Company’s industry, many of which are outside of the Company’s control. Accordingly, the Company cannot predict the price at which the Common Stock will trade following the completion of the Exchange.
•	NYSE Listing. Shares of Common Stock are currently listed and traded on the NYSE under the “STC” symbol. Assuming compliance with the NYSE’s listing standards, the Company expects that the shares of Common Stock that the Company’s stockholders will own following the Exchange will be listed on the NYSE and that these shares of Common Stock will continue to trade under the same “STC” symbol.
•	Transfer Restrictions. Upon effectiveness of the Exchange, no registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock is required for the offer and exchange of the Common Stock to the Class B Stockholders in the manner contemplated by the Agreement. The shares of Common Stock issued to the Class B Stockholders in exchange for such Class B Stockholders’ shares of Class B Stock will constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.
•	Operations. The proposed Exchange will have no impact on the Company’s business operations.
•	Interests of the Company’s Officers and Directors in the Exchange. In considering the recommendation of the Company’s Board, you should be aware that some of the Company’s officers and directors may have interests in the Exchange that are or may be different from, or in addition to, the interests of some or all of the Company’s public stockholders. For instance, certain of the Company’s officers and directors hold shares of Class B Stock, as set forth in “Security Ownership of Certain Beneficial Owners and Management” above.

The Exchange Agreement

The following description of the Agreement has been included to provide you with information regarding its terms. The following summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 27, 2016.

Pursuant to the Agreement, the Company agreed to (i) submit for a stockholder vote, at the Company’s 2016 Annual Meeting and in accordance with the NYSE rules, the Exchange Proposal; (ii) file a listing application with the NYSE to list the Common Stock exchanged for Class B Stock on the NYSE; (iii) submit for a vote of stockholders at the 2016 Annual Meeting one or more proposals approving amendment(s) to the Company’s Certificate of Incorporation (the “Amendment(s) to the Certificate of Incorporation”), as set forth in “Proposal 5,” “Proposal 6” and “Proposal 7” below; and (iv) submit for a vote of stockholders at the 2016 Annual Meeting an amendment to Section 3.7 of the Company’s By-Laws, eliminating the requirement that any action of the Board be approved by six (6) of the nine (9) directors (the “By-Law Proposal”), as set forth in “Proposal 8” below. The Company agreed to recommend and solicit proxies for the Exchange Proposal at the 2016 Annual Meeting in the same manner as for the other proposals recommended by the Board and submitted for a stockholder vote at the 2016 Annual Meeting.

Pursuant to the Agreement, the Board agreed to (i) nominate Malcolm Morris, Vice Chairman of the Company’s Board, and Stewart Morris, Jr., Vice Chairman of the Company’s Board, to stand for election as directors at the Company’s 2017 annual meeting of stockholders and 2018 annual meeting of stockholders, respectively; and (ii) appoint Messrs. Morris and Morris, Jr. to serve as Vice Chairmen of the Board, conditioned upon the election of Messrs. Morris and/or Morris, Jr., at the 2017 annual meeting of stockholders or 2018 annual meeting of stockholders, respectively. If either of Messrs. Morris or Morris, Jr. decline to stand for election as directors at the 2017 annual meeting of stockholders or 2018 annual meeting of stockholders, respectively, then the Board agreed to nominate Matthew W. Morris to stand for election as director at such annual meeting.

In addition, following the closing date of the Agreement, the Board agreed to take all actions necessary to approve an amendment to the By-Laws, eliminating the rights and powers of the Class B Stockholders of Class B Stock, provided, however, that the elimination of the By-Law requiring six (6) of the nine (9) directors to take Board action is conditioned on stockholder approval of the By-Law Proposal, as set forth in “Proposal 8” below; and provided, further, that the amendment to the By-Law relating to the size of the Board is conditioned on stockholder approval of the Amendment to the Certificate of Incorporation eliminating the requirement that the Board size be set at nine (9) directors, as set forth in “Proposal 6” below; and provided, further, that the amendments to the By-Laws relating to special meetings of stockholders and action by written consent of stockholders are conditioned on stockholder approval of the Amendments to the Certificate of Incorporation relating to the elimination of stockholders’ ability to act by written consent and the ability of twenty-five percent (25%) of stockholders to call a special meeting, as set forth in “Proposal 7” below.

Pursuant to the Agreement, the Class B Stockholders agreed to (i) nominate Thomas G. Apel, Frank Keating, Malcolm S. Morris and Stewart Morris, Jr. (collectively, the “Class B Nominees”) for election as directors at the 2016 Annual Meeting, with Mr. Apel as Chairman of the Board; (ii) continue to have the right to vote all of the Class B Stock held as of the date of the Agreement through the record date for the Company’s 2016 Annual Meeting; and (iii) appear in person or by proxy at the 2016 Annual Meeting and vote all Class B Stock beneficially owned by the Class B Stockholders at the 2016 Annual Meeting (A) in favor of the Exchange Proposal, (B) in favor of the By-Law Proposal, as set forth in “Proposal 8” below, (C) in favor of the Class B Nominees for election as directors and (D) in favor of one or more proposals approving the substance of the Amendments to the Certificate of Incorporation, as set forth in “Proposal 5,” “Proposal 6” and “Proposal 7” below.

Other elements of the Agreement include:

•	The closing of the Agreement is subject to conditions, as set forth in “Conditions Precedent to Effectiveness of the Exchange” above.
•	The Agreement also contains customary representations and warranties by the Company and the Class B Stockholders regarding their authority to enter into the Agreement and the private placement nature of the Exchange of the Class B Stock for Common Stock. Specifically, the Class B Stockholders acknowledge that the shares of Common Stock issued to the Class B Stockholders in the Exchange will not be registered under the Securities Act or any state securities law and that the offer and exchange of the Common Stock to the Class B Stockholders is being made in reliance on an exemption from the registration requirements of the Securities Act. Each Class B Stockholder also represents and warrants that (i) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and is acquiring the Common Stock for its own account and not with a view to any resale, distribution or other disposition of the Common Stock in violation of U.S. federal or state securities laws and (ii) it has not purchased the Common Stock as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).
•	Until the closing of the Exchange pursuant to the Agreement, and except in certain instances as specified above, each Class B Stockholder shall not, and shall not allow any of its affiliates to, (i) offer, sell, contract to sell or otherwise dispose of any Class B Stock to be exchanged by such Class B Stockholder or (ii) sell, pledge, hypothecate, dispose of, transfer or encumber (or offer to do anything of the foregoing with respect to) any of the Class B Stock.
•	Prior to the closing of the Agreement, the Company and the Class B Stockholders agreed to execute a customary piggyback registration rights agreement, pursuant to which the Company will agree to offer to register the shares of Common Stock issued to the Class B Stockholders in the Exchange in the event that the Company proposes to register any shares of its Common Stock under the Securities Act (other than pursuant to a registration on Form S-4 or Form S-8 or any successor form). The Company agreed to pay all expenses of the Class B Stockholders in the event of such a registration.
•	The Company has agreed to reimburse the Class B Stockholders for all documented, reasonable, out-of-pocket expenses incurred by the Class B Stockholders in connection with the negotiation and consummation of the transactions contemplated by the Agreement up to a maximum aggregate amount of $150,000.

Pursuant to the Agreement, the total number of shares of Common Stock and the aggregate amount of cash to be received by each Class B Stockholder is set forth opposite such Class B Stockholder’s name in the table below.

Holder	Amount of Class B Stock to be Exchanged	Amount of Common Stock to be Issued	Amount of Cash
Malcolm S. Morris	28,154	28,154	$321,756.32
Matthew William Morris	250,000	250,000	$2,857,110.20
Stewart Morris, Jr.	30,000	30,000	$342,853.23
Morris Children Heritage Trust	246,852	246,852	$2,821,133.47
Stewart Security Capital, LP	495,006	495,006	$5,657,146.78

Proposed Amendments to the By-Laws

Pursuant to the Agreement and subject to stockholder approval of the Exchange Proposal and the completion of the Exchange, the Board and all applicable committees of the Board will take all actions necessary to approve an amendment to the Company’s By-Laws. The following obsolete provisions would be eliminated in such Amended and Restated By-Laws:

•	provision requiring certain actions to be approved by the directors elected by the Common Stockholders and the directors elected by the Class B Stockholders, voting separately;
•	provision enabling only the Class B Stockholders to remove directors elected by such Class B Stockholders;
•	provision enabling only the Common Stockholders to remove directors elected by such Common Stockholders;
•	provision enabling only the Class B Stockholders to nominate the Chairman of the Board; and
•	provision requiring any By-Law amendment to be approved by a majority vote of the directors elected by the Common Stockholders and a majority vote of the directors elected by the Class B Stockholders, with each such class of directors voting separately.

The following additional provisions would be included in such Amended and Restated By-Laws:

•	provision enabling the Board to elect one or more Vice Chairmen of the Board and allowing the Board to define the duties of such Vice Chairmen;
•	provision enabling the Board to establish an Executive Committee composed of a minimum of four (4) directors, including the Chairman of the Board and the CEO of the Company, provided that the CEO is a director of the Company;
•	provision requiring Committees of the Board to report their recommendations to the Board for Board approval and authorization and requiring Committees of the Board not to exercise the powers of the Board in the affairs of the Company, except as required by applicable law, stock exchange rules, as expressly authorized by the Board or as provided in such Committee’s charter; and
•	certain other minor ministerial changes.

The Board believes that implementing these changes to the By-Laws is in the best interests of the Company and its stockholders in order to eliminate provisions that would be obsolete upon elimination of the two classes of the Company’s capital stock and to further align the By-Laws with the changes pursuant to the proposed Exchange Proposal. The proposed amendments to the By-Laws are conditioned on stockholder approval of the Exchange Proposal and on the actual completion of the Exchange. Other than Proposal 8 (relating to the presentation of the requirement that six (6) of the nine (9) directors approve Board action), the Company’s stockholders are not being asked to vote on the foregoing changes to the By-Laws.

Employment Agreements

Substantially concurrently with the execution of the Agreement, the Company and each of Malcolm Morris and Stewart Morris, Jr. entered into the Employment Agreements, dated January 26, 2016, with respect to each of Messrs. Morris and Morris, Jr.’s continued employment with the Company in their capacities as the Company’s non-operational executives. The following description of the Employment Agreements has been included to provide you with information regarding their terms.

The Employment Agreements will terminate, and be null and void, if either (i) each of the transactions contemplated by the Agreement, as described above, does not occur prior to December 31, 2016 or (ii) the employment of Mr. Morris or Mr. Morris, Jr., as applicable, terminates prior to January 1, 2017.

The term of each Employment Agreement is three (3) years from the effective date, January 1, 2017. Pursuant to the terms of their respective Employment Agreements, Messrs. Morris and Morris, Jr. are entitled to receive annual salaries of not less than $164,000 per year, subject to increase if the compensation paid to members of the Board increases in future years, plus customary vacation, medical, dental and life insurance benefits and reimbursement of certain qualified business expenses by the Company.

Pursuant to the terms of their respective Employment Agreements, Messrs. Morris and Morris, Jr. are entitled to receive certain benefits upon the termination of their employment under certain circumstances. Pursuant to the Employment Agreements, Messrs. Morris and Morris, Jr. each agreed to certain non-compete and non-solicit covenants for a twelve (12) month period following termination of their employment with the Company for any reason.

Insurance Claim Settlement Agreements

Settlement Agreement and General Release

During January 2016, the Company and each of Malcolm S. Morris, Rebecca Ann Morris, and Stewart Morris Jr., as Trustee of The Malcolm S. Morris Investment Trust (the “Trust”), entered into a settlement agreement and general release (the “Settlement Agreement and General Release”), dated January 27, 2016, in connection with Mr. Morris’ split dollar life insurance policy agreement, most recently amended and restated on June 22, 2007 (the “Split Dollar Agreement”), pursuant to which the Company provides a death benefit which is payable to the Trust, and which was established by Mr. Morris for the benefit of his family members. Following extensive negotiations with Mr. Morris, the Company and Mr. Morris have agreed to resolve certain differences that have arisen concerning the level of coverage provided under the Split Dollar Agreement by paying $1,980,000 to Mr. Morris, which would settle all potential claims associated with this matter and/or

Mr. Morris’ employment with the Company and $10,000 to each of Mrs. Morris and the Trust to settle all potential claims associated with the insurance coverage provided to Mr. Morris by the Company. On March 2, 2016, the Company paid $1,980,000 to Mr. Morris and $10,000 to each of Mrs. Morris and the Trust.

The Settlement Agreement and General Release is effective as of January 27, 2016 and is not conditioned on stockholder approval of the Exchange Proposal or on the actual completion of the Exchange.

Insurance Agreement

During January 2016, the Company and each of Stewart Morris, Jr. and Maco Fowlkes, as Trustee of The 2000 Stewart Morris Jr. and Melissa Joy Birdsong Morris Investment Trust, dated September 1, 2000 (the “SMJ Trust”), entered into an insurance agreement (the “Insurance Agreement”), dated February 1, 2016, in connection with Mr. Morris, Jr.’s split dollar life insurance policy agreement, most recently amended and restated on June 22, 2007 (the “SMJ Split Dollar Agreement”), pursuant to which the Company provides a death benefit which is payable to the SMJ Trust, and which was established by Mr. Morris, Jr. for the benefit of his family members. The Insurance Agreement revised the death benefit payable under the SMJ Split Dollar Agreement to provide a benefit payable to Mr. Morris, Jr.’s spouse if he predeceases her, which would replace some or all of the benefit that is payable to his heirs upon the death of both Mr. Morris, Jr. and his spouse, provided that the total annual expense of maintaining such coverage does not increase by more than $25,000 per year. In addition, the Company agreed that Messrs. Morris, Jr. and Fowlkes may propose changes to the SMJ Split Dollar Agreement and the associated insurance policy held by the SMJ Trust which would change the form of insurance coverage and/or the beneficiaries of that coverage, provided that the total annual expense of maintaining such coverage does not increase by more than $25,000 per year. If Messrs. Morris, Jr. and Fowlkes make any such changes to the SMJ Split Dollar Agreement and the insurance coverage provided pursuant to such agreement, Mr. Morris, Jr. has agreed to release any and all potential claims associated with his employment with the Company.

The Insurance Agreement is effective as of February 1, 2016 and is not conditioned on stockholder approval of the Exchange Proposal or on the completion of the Exchange.

Accounting Considerations

The Company will account for the Exchange Proposal by adjusting the Company’s capital stock account based on the aggregate par value of the shares outstanding immediately following completion of the Exchange. The aggregate amount of the cash consideration paid in exchange to the Class B Stockholders in exchange for Class B stock will be considered an inducement to convert the equity which will be charged to retained earnings (a reduction to retained earnings).

No Appraisal Rights

Neither the Common Stockholders nor the Class B Stockholders are entitled to appraisal rights under the DGCL or under the Company’s Certificate of Incorporation or By-Laws in connection with the Exchange.

Stock Certificates and Cash

If the proposed Exchange is approved and the Exchange effected, each Class B Stockholder of an outstanding certificate for shares of Class B Stock will be entitled to present such certificate to the Company or its agent and to receive in exchange a certificate or certificates for the number of shares of Common Stock into which the surrendered shares were converted pursuant to the Exchange plus cash. Such certificates representing the Common Stock shall bear a restrictive legend for as long as any Common Stock is outstanding indicating that such stock constitutes “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

Required Vote

In considering the recommendation of the Company’s Board, you should be aware that pursuant to the terms of the Agreement, all of the Class B Stockholders have agreed to vote all of their Class B Stock, representing approximately 4.42% of the voting power of all outstanding shares of the Company’s capital stock, in favor of this Proposal 4 at the 2016 Annual Meeting.

All holders of record of shares of Common Stock and Class B Stock on the record date are entitled to cast one (1) vote per share with regard to the Exchange Proposal. The Company’s Common Stockholders

and Class B Stockholders will vote together as a single class with respect to the approval of the Exchange Proposal. Approval of this Exchange Proposal requires the affirmative vote of the majority of the shares voted at the 2016 Annual Meeting. Brokers do not have discretionary authority to vote shares on the proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this Exchange Proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this Exchange Proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE EXCHANGE AGREEMENT.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT TO STEWART INFORMATION SERVICES
CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE THE AUTHORIZED CLASS B STOCK AND THE
PROVISIONS RELATED THERETO

The Company’s Board believes that if the Exchange Proposal (as set forth in “Proposal 4”) is approved by the stockholders at the 2016 Annual Meeting, the retention of provisions in the Company’s Certificate of Incorporation relating to the Company’s dual class structure could confuse stockholders. If Proposal 4 is approved, each share of the Company’s Common Stock authorized and outstanding will have the same rights as, and will be identical in all respects with, each other share of Common Stock.

Substantially concurrently with the approval of the Exchange Proposal (as set forth in “Proposal 4”) and upon consultation with the Company’s management and the Company’s outside legal and financial advisors, the Board unanimously approved, and unanimously recommends for stockholder approval, a proposal to approve a Certificate of Amendment to the Company’s Certificate of Incorporation to eliminate references to the Company’s dual class capital structure as currently set forth in Article FOURTH of the Certificate of Incorporation. Pursuant to the terms of the Agreement set forth in “Proposal 4” above, the Company’s Certificate of Incorporation and the DGCL, the Company is putting forth this Proposal 5 to a vote of stockholders at the 2016 Annual Meeting.

The proposed Certificate of Amendment is conditioned on stockholder approval of the Exchange Proposal (as set forth in “Proposal 4”) and on the actual completion of the Exchange, as further described in the Agreement and in “Proposal 4” above.

If Proposal 4 and this Proposal 5 are both approved by the stockholders at the 2016 Annual Meeting, Article FOURTH of the Company’s current Certificate of Incorporation will be amended to:

•	increase the number of authorized shares of Common Stock to reflect the aggregate number of current Common Stock and Class B Stock shares authorized, leaving the total number of shares of all classes of stock which the Company will have the authority to issue unchanged at 52,500,000 shares;
•	eliminate references to authorization of Class B Stock; and
•	eliminate provisions defining the powers, preferences and rights, and the qualifications, limitations or restrictions of Class B Stock, including the following:
º	an obsolete provision requiring five (5) directors be elected by the Common Stockholders and four (4) directors be elected by the Class B Stockholders;
º	an obsolete provision requiring any change in the Certificate of Incorporation affecting Common Stock and Class B Stock unequally to be approved by the affirmative vote of at least a majority of the outstanding shares held by the Common Stockholders and Class B Stockholders, voting as separate classes;
º	an obsolete provision restricting the Company’s Board from declaring or paying cash dividends on the Class B Stock; and
º	an obsolete provision regarding the convertibility of shares of Class B Stock into shares of Common Stock.

The adoption of this Proposal 5 will have no effect upon the future operations of the Company or on the substantive rights of the Class B Stockholders, except as described above.

In considering the recommendation of the Company’s Board, you should be aware that pursuant to the terms of the Agreement (as set forth in “Proposal 4”), all of the Class B Stockholders have agreed to vote all of their Class B Stock in favor of this Proposal 5 at the 2016 Annual Meeting.

In accordance with the DGCL and the terms of the Company’s Certificate of Incorporation, the Board is submitting the proposed Certificate of Amendment for approval by the Company’s stockholders at the 2016 Annual Meeting. The text of the proposed Certificate of Amendment is attached to this proxy statement as Annex A (marked to show changes to the Company’s Certificate of Incorporation).

The Board determined that this Certificate of Amendment to the Certificate of Incorporation is in the best interests of the Company and its stockholders. Accordingly, the Board recommends that stockholders approve and adopt an amendment to Article FOURTH of the Certificate of Incorporation that would eliminate the authorized Class B Stock and the provisions related thereto.

The Company’s Common Stockholders and Class B Stockholders will vote as separate classes with respect to the approval of this Proposal 5. Approval of this proposed amendment requires the affirmative vote of at least a majority of the outstanding shares of each class. Brokers do not have discretionary authority to vote shares on this Proposal 5 without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 5. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this Proposal 5. If the proposed Certificate of Amendment is approved by the stockholders, it will become effective after the completion of the Exchange upon its filing with the Secretary of State of the State of Delaware, provided that the stockholders approve the Exchange Proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STEWART INFORMATION SERVICES CORPORATION TO ELIMINATE THE AUTHORIZED SHARES OF CLASS B STOCK AND THE PROVISIONS RELATING THERETO.

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT TO STEWART INFORMATION SERVICES
CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE THE REQUIREMENT THAT THE BOARD SIZE
BE SET AT NINE (9) DIRECTORS

Article SEVENTH of the Company’s Certificate of Incorporation requires that Board size be set at nine (9) directors.

Substantially concurrently with the approval of the Exchange Proposal (as set forth in “Proposal 4”) and upon consultation with the Company’s management and the Company’s outside legal and financial advisors, the Board unanimously approved, and unanimously recommends for stockholder approval, a proposal to approve a Certificate of Amendment to the Company’s Certificate of Incorporation to eliminate the requirement that the Board size be set at nine (9) directors. Pursuant to the terms of the Agreement set forth in “Proposal 4” above, the Company’s Certificate of Incorporation and the DGCL, the Company is putting forth this Proposal 6 to a vote of stockholders at the 2016 Annual Meeting.

The proposed Certificate of Amendment is conditioned on stockholder approval of the Exchange Proposal (as set forth in “Proposal 4”) and on the actual completion of the Exchange, as further described in the Agreement and in “Proposal 4” above. In addition, if Proposal 4 and this Proposal 6 are both approved by the stockholders at the 2016 Annual Meeting, the Board will amend Article III, Section 3.2 of the Company’s By-Laws to eliminate the requirement that the Board size be set at nine (9) directors and to instead allow the Board to set the number of directors, which shall constitute the whole Board.

In considering the recommendation of the Company’s Board, you should be aware that pursuant to the terms of the Agreement (as set forth in “Proposal 4”), all of the Class B Stockholders have agreed to vote all of their Class B Stock, representing approximately 4.42% of the voting power of all outstanding shares of the Company’s Common Stock and Class B Stock, in favor of this Proposal 6 at the 2016 Annual Meeting.

In accordance with the DGCL and the terms of the Company’s Certificate of Incorporation, the Board is submitting the proposed Certificate of Amendment for approval by the Company’s stockholders at the 2016 Annual Meeting. The text of the proposed Certificate of Amendment is attached to this proxy statement as Annex B (marked to show changes to the Company’s Certificate of Incorporation).

The Board determined that it is in the best interest of the Company and its stockholders to allow directors to set the Board size. The inclusion of the Board size in the Certificate of Incorporation, changes to which require stockholder approval, is not customary for public companies. This amendment would give the Board flexibility to decrease or increase the number of Board members, without needing to obtain stockholder approval. Therefore, the Board deems it advisable and appropriate to eliminate the requirement that the Board size be set at nine (9) directors from the Certificate of Incorporation and to instead allow the Board to determine the size of the Board. If this Certificate of Amendment to the Certificate of Incorporation is approved by the stockholders, the Board plans to provide in the By-Laws that the number of directors will be as determined by the Board by resolution. At this time, the Board does not have any plans to change the size of the current Board. Accordingly, the Board recommends that stockholders approve and adopt an amendment to Article SEVENTH of the Certificate of Incorporation to eliminate the requirement that the Board size be set at nine (9) directors.

The Company’s Common Stockholders and Class B Stockholders will vote together as a single class with respect to the approval of this Proposal 6. Approval of this Proposal 6 requires the affirmative vote of at least a majority of the outstanding shares. Brokers do not have discretionary authority to vote shares on this Proposal 6 without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 6. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this Proposal 6. If the proposed Certificate of Amendment is approved by the stockholders, it will become effective after the completion of the Exchange upon its filing with the Secretary of State of the State of Delaware, provided that the stockholders approve the Exchange Proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STEWART INFORMATION SERVICES CORPORATION TO ELIMINATE THE REQUIREMENT THAT THE BOARD SIZE BE SET AT NINE (9) DIRECTORS.

PROPOSAL NO. 7

APPROVAL OF AN AMENDMENT TO STEWART INFORMATION SERVICES
CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO PERMIT A SPECIAL MEETING OF STOCKHOLDERS TO BE
CALLED BY 25% OR MORE OF THE STOCKHOLDERS AND TO ELIMINATE THE
ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

The Company’s Certificate of Incorporation does not contain any provision permitting stockholders to call a special meeting, but the Company’s By-Laws permit a special meeting of stockholders to be called by fifty percent (50%) or more of the stockholders. In addition, Article FOURTH of the Company’s Certificate of Incorporation permits stockholder action by written consent in lieu of a meeting of the stockholders.

Substantially concurrently with the approval of the Exchange Proposal (as set forth in “Proposal 4”) and upon consultation with the Company’s management, the Company’s stockholders and the Company’s outside legal and financial advisors, the Board unanimously approved, and unanimously recommends for stockholder approval, a proposal to approve a Certificate of Amendment to the Certificate of Incorporation to (i) permit stockholders owning twenty-five percent (25%) or more of the entire capital stock of the Company issued and outstanding and entitled to vote to call a special meeting of the stockholders by written request filed with the CEO or the Secretary of the Company and otherwise in accordance with the By-Laws; and (ii) eliminate the ability of the Company’s stockholders to act by written consent without a meeting as set forth in Article FOURTH and Article SEVENTH of the Certificate of Incorporation. Pursuant to the terms of the Agreement (as set forth in “Proposal 4”), the Company’s Certificate of Incorporation and the DGCL, the Company is putting forth this Proposal 7 to a vote of stockholders at the 2016 Annual Meeting.

The proposed Certificate of Amendment is conditioned on stockholder approval of the Exchange Proposal (as set forth in “Proposal 4”) and on the actual completion of the Exchange, as further described in the Agreement and in “Proposal 4” above. In addition, if Proposal 4 and this Proposal 7 are both approved by the stockholders at the 2016 Annual Meeting, the Board will (i) amend Article II, Section 2.4 of the Company’s By-Laws to reduce the aggregate ownership threshold for the request to call a special meeting from fifty percent (50%) of the Company’s outstanding capital stock to twenty-five percent (25%); and (ii) delete Article II, Section 2.8 of the By-Laws, eliminating stockholders’ ability to act by written consent.

The Board believes that it is in the best interest of the Company and its stockholders to permit a special meeting of stockholders to be called by twenty-five percent (25%) or more of the stockholders and eliminate the ability of stockholders to act by written consent. The Board believes that it is good corporate governance to reduce the aggregate ownership threshold for the request to call a special meeting from fifty percent (50%) to twenty-five percent (25%) and to further include such threshold in the Certificate of Incorporation to ensure that any future amendment to such ownership threshold must be approved by the stockholders. The Board believes that a twenty-five percent (25%) ownership threshold strikes an appropriate balance between enhancing the rights of stockholders and avoiding the costs and distractions associated with the calling of special meetings, unless a significant percent of stockholders determines that the calling of a special meeting of stockholders is warranted. Indeed, organizing and preparing for a special meeting involves a significant commitment of time and focus by management, and imposes substantial legal, administrative and distribution costs. Accordingly, the Board believes that special meetings should be held only to cover special or extraordinary events, when fiduciary, strategic or other similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. The proposed twenty-five percent (25%) threshold will also minimize the risk of meeting requests covering agenda items relevant to particular constituencies of stockholders as opposed to stockholders generally.

In addition, the Board believes that it is in the best interest of the Company and its stockholders to eliminate the ability of the Company’s stockholders to act by written consent in lieu of a meeting, thus requiring all stockholder action to be taken at an annual or special meeting of stockholders. The Board determined that eliminating stockholders’ ability to act by written consent would give all stockholders advance notice of and an opportunity to have their views taken into account on any issue presented for a vote of stockholders, thereby preventing a stockholder or group of stockholders that holds a majority of voting power from taking significant corporate action via written consent and without a meeting of the stockholders. In addition, the Board believes that this amendment is desirable because it preserves the opportunity for a greater number of stockholders to be heard before any stockholder action is taken. The Board also believes that the elimination of stockholder action by written consent would help to avoid an ill-advised stockholder action in a context that might not permit the stockholders to have the full benefit of the knowledge, advice and participation of the Company’s management and the Board. Finally, the Board believes that the elimination of stockholder action by written consent would promote open negotiations concerning any proposed acquisition of the Company. The elimination of stockholders’ ability to act by written consent also may have certain anti-takeover effects by forcing a potential acquirer to take control of the Board only at a duly called annual or special meeting of stockholders. However, at this time, no offer to acquire control of the Company has been made to the Company and the Board does not know of any effort by any stockholder to take action by written consent.

In considering the recommendation of the Company’s Board, you should be aware that pursuant to the terms of the Agreement (as set forth in “Proposal 4”), all of the Class B Stockholders have agreed to vote all of their Class B Stock, representing approximately 4.42% of the voting power of all outstanding shares of the Company’s Common Stock and Class B Stock, in favor of this Proposal 7 at the 2016 Annual Meeting.

In accordance with the DGCL and the terms of the Company’s Certificate of Incorporation, the Board is submitting the proposed Certificate of Amendment for approval by the Company’s stockholders at the 2016 Annual Meeting. The text of the proposed Certificate of Amendment is attached to this proxy statement as Annex C (marked to show changes to the Company’s Certificate of Incorporation).

The Board determined that this proposed Certificate of Amendment to the Certificate of Incorporation is in the best interests of the Company and its stockholders. Accordingly, the Board recommends that stockholders approve and adopt an amendment to Article FOURTH and Article SEVENTH of the Certificate of Incorporation to permit a special meeting of stockholders to be called by twenty-five percent (25%) or more of the stockholders and eliminate the ability of stockholders to act by written consent.

The Company’s Common Stockholders and Class B Stockholders will vote together as a single class with respect to the approval of this Proposal 7. Approval of this Proposal 7 requires the affirmative vote of at least a majority of the outstanding shares. Brokers do not have discretionary authority to vote shares on this Proposal 7 without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 7. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this Proposal 7. If the proposed Certificate of Amendment is approved by the stockholders, it will become effective after the completion of the Exchange upon its filing with the Secretary of State of the State of Delaware, provided that the stockholders approve the Exchange Proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STEWART INFORMATION SERVICES CORPORATION TO PERMIT A SPECIAL MEETING OF STOCKHOLDERS TO BE CALLED BY 25% OR MORE OF THE STOCKHOLDERS AND TO ELIMINATE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

PROPOSAL NO. 8

APPROVAL OF AN AMENDMENT TO STEWART INFORMATION SERVICES
CORPORATION’S AMENDED AND RESTATED BY-LAWS TO ELIMINATE THE
REQUIREMENT THAT SIX (6) OF THE NINE (9) DIRECTORS APPROVE BOARD ACTION

Article III, Section 3.7 of the Company’s By-Laws provides that any action of the Board must be approved by six (6) of the nine (9) directors.

Substantially concurrently with the approval of the Exchange Proposal (as set forth in “Proposal 4”) and upon consultation with the Company’s management and the Company’s outside legal and financial advisors, the Board unanimously approved, and unanimously recommends for stockholder approval, a proposal to approve an amendment to Article III, Section 3.7 of the Company’s By-Laws to change the Board action requirement from six (6) of the nine (9) directors to a majority of the directors. Pursuant to the terms of the Agreement (as set forth in “Proposal 4” above), the Company’s Certificate of Incorporation, the Company’s By-Laws and the DGCL, the Company is putting forth this Proposal 8 to a vote of stockholders at the 2016 Annual Meeting.

The proposed amendment to Article III, Section 3.7 of the By-Laws is conditioned on stockholder approval of the Exchange Proposal set forth in Proposal 4 and on the actual completion of the Exchange, as further described in the Agreement and in “Proposal 4” above.

The Board believes that it is in the best interest of the Company and its stockholders to permit the vote of a majority of the directors present at a meeting at which a quorum is present to be the act of the Board. As it now stands, Article III, Section 3.7 of the By-Laws effectively grants the four (4) directors elected by the Class B Stockholders a veto right for all Board action. Assuming that the stockholders approve the Exchange Proposal (as set forth in “Proposal 4”), all Class B Stock will be exchanged for Common Stock, meaning all directors to the Board will be elected by the single remaining class of stockholders, the Common Stockholders. As a result, Article III, Section 3.7 of the By-Laws would no longer serve its original purpose of effectively granting a veto right to those directors elected by the Class B Stockholders. The current Article III, Section 3.7 of the By-Laws also places a restriction on the Board’s fundamental duty to manage the business and affairs of the Company and to determine how best to execute the Company’s strategy and deploy its capital. In addition, this By-Law Proposal would align the Company’s By-Laws with the customary majority standard set forth in the DGCL and in a manner consistent with similarly situated public companies.

In considering the recommendation of the Company’s Board, you should be aware that pursuant to the terms of the Agreement (as set forth in “Proposal 4”), all of the Class B Stockholders have agreed to vote all of their Class B Stock in favor of this Proposal 8 at the 2016 Annual Meeting.

In accordance with the terms of the Company’s Certificate of Incorporation, the Board is submitting the proposed amendment to the By-Laws for approval by the Company’s stockholders at the 2016 Annual Meeting. The text of the proposed Article III, Section 3.7 of the By-Laws is attached to this proxy statement as Annex D (marked to show changes to the Company’s Amended and Restated By-Laws).

The Board determined that this proposed amendment to the By-Laws is in the best interests of the Company and its stockholders. Accordingly, the Board recommends that stockholders approve and adopt an amendment to Article III, Section 3.7 of the By-Laws that would permit the act of a majority of directors to constitute Board action.

The Common Stockholders and Class B Stockholders will vote as separate classes with respect to the approval of this Proposal 8. Approval of this Proposal 8 requires the affirmative vote of at least a majority of the outstanding shares of each class. Brokers do not have discretionary authority to vote shares on this Proposal 8 without direction from the beneficial owner. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 8. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this Proposal 8. If the proposed By-Law Proposal is approved by the stockholders, the Company’s By-Laws will be amended and restated to reflect these changes after completion of the Exchange, provided that the stockholders approve the Exchange Proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE THIRD AMENDED AND RESTATED BY-LAWS OF STEWART INFORMATION SERVICES CORPORATION TO ELIMINATE THE REQUIREMENT THAT SIX (6) OF THE NINE (9) DIRECTORS APPROVE BOARD ACTION.

CERTAIN TRANSACTIONS

Pursuant to the Stewart Code of Business Conduct and Ethics and the Company’s Code of Ethics for Chief Executive Officers, Principal Financial Officer and Principal Accounting Officer, each of which are available on our web site at www.stewart.com/en/investor-relations/corporate-governance/overview.html (together, the “Company Codes”), if any director or executive officer has a conflict of interest (direct or indirect, actual or potential) with the Company, such as any personal interest in a transaction involving the Company, the conflict must be fully, fairly and timely disclosed to the Company (either to the Board of Directors or the Company’s Chief Legal Officer, as provided for by the Company Codes). Conflicts of interest may include transactions between the Company and the immediate family of a director or executive officer, such as their spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and cohabitants. Any transaction involving an actual and material conflict of interest between the Company and any of its directors or executive officers is prohibited unless approved by the Board of Directors. A director with a conflict of interest must recuse himself or herself from participating in any decision to approve any such transaction. Furthermore, any material transaction between the Company and any holder of 5% or more of the Company’s voting securities is also prohibited unless approved by the Board of Directors.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be included in the proxy statement and form of proxy relating to our 2017 annual meeting of stockholders, proposals of Common Stockholders and, if applicable, Class B Stockholders must comply with Rule 14a-8 of the Exchange Act and be received by us at our principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, by [•], 2016.

HOUSEHOLDING

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Stewart Information Services Corporation, Attention: J. Allen Berryman, Secretary, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 or at (713) 625-8100. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

OTHER MATTERS

Except as set forth in this proxy statement, our management does not know of any other matters that may come before the 2016 Annual Meeting. However, if any matters other than those referred to above should properly come before the 2016 Annual Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

Proxies for our 2017 annual meeting of stockholders may confer discretionary power to vote on any matters that may come before the meeting unless, with respect to a particular matter, (i) we receive, by certified mail, return receipt requested, addressed to our Secretary, notice no later than January 27, 2017 and no earlier than December 28, 2016 that the matter will be presented at the annual meeting and (ii) we fail to include in our proxy statement for the annual meeting advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter. If you wish to nominate an individual for election as a director at our 2017 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the procedures set forth in the Company’s By-Laws no later than January 27, 2017 and no earlier than December 28, 2016.

By Order of the Board of Directors,

J. Allen Berryman
Secretary

[•], 2016

ANNEX A

Certificate of Amendment to Stewart Information Services Corporation’s Amended and
Restated Certificate of Incorporation to Eliminate the Authorized Class B Common Stock
and the Provisions Related Thereto

If stockholders approve Proposal 5 to amend the Company’s Certificate of Incorporation, the text indicated
by underline will be added and text indicated by strike-through will be deleted. The adoption of Proposal 5 is conditioned on: (i) the stockholders’ approval of the Exchange Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
STEWART INFORMATION SERVICES CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

STEWART INFORMATION SERVICES CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“The total number of shares of all classes of stock which the corporation shall have the authority to issue is 52,500,000 shares, consisting of ~~50,000,000~~51,500,000 shares of Common Stock, par value $1.00 per share~~; 1,500,000 shares of Class B Stock, par value $1.00 per share;~~, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock ~~and Class B Stock~~ shall have the exclusive right to vote for the election and removal of directors and for all other purposes as set forth herein.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock ~~and Class B Stock~~ are as follows:

(1) Voting.  The Common Stock ~~and the Class B Stock~~ shall have the exclusive right to vote for the election of directors and for all other purposes~~, each~~. Each holder of the Common Stock ~~and each holder of the Class B Stock being~~is entitled to one (1) vote for each share held. ~~For so long as there are issued and outstanding 1,050,000 or more shares of Class B Stock (adjusted proportionately for stock dividends and stock splits or combinations occurring after March 19, 2001), at each election for directors the Common Stock and the Class B Stock shall be voted as separate classes, and the holders of the Common Stock shall be entitled to elect five of the nine directors (each holder of Common Stock having the right to vote, in person or by proxy, the number of shares owned by him for the five directors to be elected by the holders of the Common Stock and for whose election he has a right to vote). The holders of the Class B Stock shall be entitled to elect the remaining four of the nine directors.~~ No holder of the Common Stock ~~or Class B Stock~~ shall have the right of cumulative voting at any election of directors. ~~In the event that issued and outstanding shares of Class B Stock are less than 1,050,000 shares but more~~

~~than 600,000 shares (adjusted proportionately for stock dividends and stock splits or combinations occurring after March 19, 2001), the number of directors to be so elected by the holders of the Common Stock shall be six and the number of directors to be so elected by the holders of the Class B Stock shall be three. Any amendment to, or rescission of, Section 3.7 of the Company’s by-laws must be approved by a majority of the Company’s outstanding Common Stock and a majority of the Company’s outstanding Class B Stock, voting as separate classes. Except as otherwise provided hereinafter in this paragraph and as otherwise required by law, all shares of Common Stock and Class B Stock shall, upon all matters other than the election of directors, be voted as a single class (and, in the event that the number of issued and outstanding shares of Class B Stock is ever less than 600,000 (adjusted proportionately for stock dividends and stock splits or combinations occurring after March 19, 2001), the Common Stock and the Class B Stock shall be voted as a single class upon all matters, without the right to cumulate votes for the election of directors); provided, however, that no change in the Certificate of Incorporation which would affect the Common Stock and the Class B Stock unequally shall be made without the affirmative vote of at least a majority of the outstanding shares of each class, voting as a class.~~

(2) Dividends.  The holders of the Common Stock ~~and the Class B Stock~~ shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise~~, subject to the following preferences and restrictions:~~.

~~(a) No cash dividends shall be declared or paid upon the Class B Stock;~~

~~(b) Dividends payable in property (other than cash or stock) of the corporation shall be payable upon the shares of Common Stock and Class B Stock without distinction between the two classes;~~

~~(c) If a dividend payable in stock of the corporation shall be declared at any time upon either the Common Stock or the Class B Stock, a like dividend shall be declared upon the other class of common stock. All dividends payable in stock of the corporation shall be paid in shares of Common Stock with respect to the dividends upon shares of the Common Stock and in shares of Class B Stock with respect to dividends upon shares of the Class B Stock.~~

(3) Preemptive Rights.  No stockholder shall have any preemptive right to subscribe to an additional issue of capital stock of the corporation or to any security convertible into such stock. ~~Any preferential rights to purchase stock or securities of the corporation which are granted to the stockholders shall be granted to the holders of the Common Stock and Class B Stock without distinction between the two classes.~~

~~(4) Conversion. Each share of Class B Stock of the corporation shall, at any time at the option of the holder thereof, be convertible into one share of Common Stock of the corporation. In the event of any transfer, upon death or otherwise, of any share of Class B Stock to any person or entity other than a “qualified holder” (as hereinafter defined), such share shall thereupon become a share of Common Stock. As used in the preceding sentence, the term “qualified holder” means (i) a lineal descendant of William H. Stewart (who died in 1903 in Galveston County, Texas), (ii) a spouse of any such descendant and (iii) a personal representative, trustee or custodian for the benefit of any such spouse or descendant. A partnership shall be deemed to be a qualified holder if each of its partners is a qualified holder; a corporation shall be deemed to be a qualified holder if each holder of its capital stock is a qualified holder; and a trust shall be deemed to be a qualified holder if each beneficiary is a qualified holder.~~

(~~5~~4) Liquidation.  Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock ~~and the Class B Stock~~ in accordance with their respective rights and interest.

******

Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.”

SECOND:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

ANNEX B

Certificate of Amendment to Stewart Information Services Corporation’s Amended and
Restated Certificate of Incorporation to Eliminate the Requirement that the Board Size be
Set at Nine (9) Directors

If stockholders approve Proposal 6 to amend the Company’s Certificate of Incorporation, the text indicated by underline will be added and text indicated by strike-through will be deleted. The adoption of Proposal 6 is conditioned on: (i) the stockholders’ approval of the Exchange
Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
STEWART INFORMATION SERVICES CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

STEWART INFORMATION SERVICES CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  Article SEVENTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“The number of directors which shall constitute the whole Board of Directors ~~of the corporation shall consist of nine members~~shall be set by the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) To make, alter or repeal the by-laws of the corporation.

(2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however the by-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.”

B-1

SECOND:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

B-2

ANNEX C

Certificate of Amendment to Stewart Information Services Corporation’s Amended and
Restated Certificate of Incorporation to Permit a Special Meeting of Stockholders to be
Called by 25% or More of the Stockholders and to Eliminate the Ability of Stockholders to
Act by Written Consent

If stockholders approve Proposal 7 to amend the Company’s Certificate of Incorporation, the text indicated by underline will be added and text indicated by strike-through will be deleted.
The adoption of Proposal 7 is conditioned on: (i) the stockholders’ approval of the Exchange
Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
STEWART INFORMATION SERVICES CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

STEWART INFORMATION SERVICES CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“The total number of shares of all classes of stock which the corporation shall have the authority to issue is 52,500,000 shares, consisting of 50,000,000 shares of Common Stock, par value $1.00 per share; 1,500,000 shares of Class B Common Stock, par value $1.00 per share; and 1,000,000 shares of Preferred Stock, par value $0.001 per share. The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock and Class B Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes as set forth herein.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock and Class B Common Stock are as follows:

(1) Voting.  The Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock and each holder of the Class B Common Stock being entitled to one vote for each share held. For so long as there are issued and outstanding 1,050,000 or more shares of Class B Common Stock (adjusted proportionately for stock dividends and stock splits or combinations occurring after March 19, 2001), at each election for directors the Common Stock and the Class B Common Stock shall be voted as separate classes, and the holders of the Common Stock shall be entitled to elect five of the nine directors (each holder of Common Stock having the right to vote, in person or by proxy, the number of shares owned by him for the five directors to be elected by the holders of the Common Stock and for whose election he has a right to vote). The holders of the Class B Common Stock shall be entitled to elect the remaining four of the nine directors. No holder of Common Stock or Class B Common Stock shall have the right of cumulative voting at any election of directors. In the event that issued and outstanding shares of Class B Common Stock are less than 1,050,000 shares but more than 600,000 shares (adjusted proportionately for stock dividends and stock splits or combinations occurring after March 19, 2001), the number of directors to be so elected by the holders of the Common Stock shall be six and the number of directors to be so elected by the holders of the Class B Common Stock shall be three. Any amendment to, or rescission of, Section 3.7 of the Company’s by-laws must be approved by a majority of the Company’s outstanding Common Stock and a majority of the Company’s outstanding Class B Common Stock, voting as separate classes. Except as otherwise provided hereinafter in this paragraph and as otherwise required by law, all shares of Common Stock and Class B Common Stock shall, upon all matters other than the election of directors, be voted as a single class (and, in the event that the number of issued and outstanding shares of Class B Common Stock is ever less than 600,000 (adjusted proportionately for stock dividends and stock splits or combinations occurring after March 19, 2001), the Common Stock and the Class B Common Stock shall be voted as a single class upon all matters, without the right to cumulate votes for the election of directors); provided, however, that no change in the Certificate of Incorporation which would affect the Common Stock and the Class B Common Stock unequally shall be made without the affirmative vote of at least a majority of the outstanding shares of each class, voting as a class.

(2) Dividends.  The holders of the Common Stock and the Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise, subject to the following preferences and restrictions:

(a) No cash dividends shall be declared or paid upon the Class B Common Stock;

(b) Dividends payable in property (other than cash or stock) of the corporation shall be payable upon the shares of Common Stock and Class B Common Stock without distinction between the two classes;

(c) If a dividend payable in stock of the corporation shall be declared at any time upon either the Common Stock or the Class B Common Stock, a like dividend shall be declared upon the other class of common stock. All dividends payable in stock of the corporation shall be paid in shares of Common Stock with respect to the dividends upon shares of the Common Stock and in shares of Class B Common Stock with respect to dividends upon shares of the Class B Common Stock.

(3) Preemptive Rights.  No stockholder shall have any preemptive right to subscribe to an additional issue of capital stock of the corporation or to any security convertible into such stock. Any preferential rights to purchase stock or securities of the corporation which are granted to the stockholders shall be granted to the holders of the Common Stock and Class B Common Stock without distinction between the two classes.

(4) Conversion.  Each share of Class B Common Stock of the corporation shall, at any time at the option of the holder thereof, be convertible into one share of Common Stock of the corporation. In the event of any transfer, upon death or otherwise, of any share of Class B Common Stock to any person or entity other than a “qualified holder” (as hereinafter defined), such share shall thereupon become a share of Common Stock. As used in the preceding sentence, the term “qualified holder” means (i) a lineal descendant of William H. Stewart (who died in 1903 in Galveston County, Texas), (ii) a spouse of any such descendant and (iii) a personal representative, trustee or custodian for the benefit of any such spouse or descendant. A partnership shall be deemed to be a qualified holder if each of its partners is a qualified holder; a corporation shall be deemed to be a qualified holder if each holder of its capital stock is a qualified holder; and a trust shall be deemed to be a qualified holder if each beneficiary is a qualified holder.

(5) Liquidation.  Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock and the Class B Common Stock in accordance with their respective rights and interest.

******

~~Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.”~~

No action which requires the vote or consent of stockholders of the corporation may be taken without a meeting and vote of stockholders and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied. The Chief Executive Officer or the Secretary shall call a special meeting of stockholders at the request in writing of stockholders owning twenty-five percent (25%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. The Chief Executive Officer or the Secretary so calling any such special meeting shall fix the time, date and place, either within or without the State of Delaware, for holding such special meeting.”

SECOND:  Article SEVENTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“The Board of Directors of the corporation shall consist of nine members. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) To make, alter or repeal the by-laws of the corporation.

(2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, ~~or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding,~~ to sell, lease or exchange all or substantially all the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.”

THIRD:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

ANNEX D

Proposed Amendment to Stewart Information Services Corporation’s Amended and Restated By-Laws
to Eliminate the Requirement that Six (6) of the Nine (9) Directors Approve Board Action

If stockholders approve Proposal 8 to amend the Company’s By-Laws, the text indicated
by underline will be added and text indicated by strike-through will be deleted. The adoption of Proposal 8 is conditioned on: (i) the stockholders’ approval of the Exchange Proposal and (ii) the completion of the exchange of Class B Stock for Common Stock and cash.

SECTION 3.7. Quorum and Vote Required.  ~~Six of the nine members of the Board of Directors~~A majority of the directors fixed pursuant to these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors~~, and the~~. The act of ~~six~~a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

D-1

stewart®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 26, 2016.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 8.

+

1. Election of Directors: 01 - Arnaud Ajdler; 02 - James Chadwick; 03 - Glenn C. Christenson; 04 - Robert L. Clarke; 05 - Laurie C. Moore

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here.** ____________________

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

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029YGC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2015 Annual Report on Form 10-K are available at:
http://www.stewart.com/2016-annual-meeting

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

stewart®

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This Proxy Card is being solicited by Stewart Information Services Corporation.

Proxy — STEWART INFORMATION SERVICES CORPORATION

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2016

The undersigned appoints Ken Anderson Jr., Pamela Butler O'Brien, and John L. Killea, and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 27, 2016, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR Proposals 2, 3, 4, 5, 6, 7 and 8, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the annual meeting.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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stewart®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 a.m., Eastern Time, on April 25, 2016.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 8.

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1. Election of Directors: 01 - Arnaud Ajdler 02 - James Chadwick 03 - Glenn C. Christenson 04 - Robert L. Clarke 05 - Laurie C. Moore

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here.** ____________________

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

029YIC

The undersigned, as a named fiduciary for voting purposes, hereby directs Charles Schwab Bank, as Trustee for the Company's 401(k) Salary Deferral Plan, to vote all shares of common stock of Stewart Information Services Corporation allocated to my account as of March 4, 2016, as directed. As noted in the accompanying Proxy Statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

I understand that I am to mail this confidential voting instruction card to **Computershare** acting as tabulation agent, or vote by Internet or telephone as described on proxy, and that my instructions must be received by **Computershare** no later than 11:59 a.m. Eastern Time two days prior to the annual meeting day. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document. **The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.**

I acknowledge receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2015 Annual Report on Form 10-K are available at:
http://www.stewart.com/2016-annual-meeting

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

stewart®

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This Proxy Card is being solicited by Stewart Information Services Corporation.

Proxy — STEWART INFORMATION SERVICES CORPORATION - 401(k) Salary Deferral Plan

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2016

The undersigned appoints Charles Schwab Bank, as Trustee for the Company's 401(K) Salary Deferral Plan, as proxy with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 27, 2016, or at any adjournment thereof.

The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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